REVOLVING CREDIT AGREEMENT

               LETTER OF CREDIT AND BANKERS ACCEPTANCE FACILITY


                          Dated as of August 19, 1996





                                     Among

                          LILLIAN VERNON CORPORATION,
                                  as Borrower

                  LILLIAN VERNON FULFILLMENT SERVICES, INC.,

                          LVC RETAIL CORPORATION and

                      LILLIAN VERNON INTERNATIONAL, LTD.,
                                 as Guarantors

                            THE BANKS NAMED HEREIN

                                      And

                           THE CHASE MANHATTAN BANK,
                                   as Agent

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                          Page
                                                                          ----

ARTICLE I.    DEFINITIONS.................................................  1
      SECTION 1.01.  Defined Terms........................................  1
      SECTION 1.02.  Terms Generally...................................... 14

ARTICLE II.   THE REVOLVING CREDIT FACILITY............................... 14
      SECTION 2.01.  Tranche 1 Commitments................................ 14
      SECTION 2.02.  Revolving Credit Loans............................... 14
      SECTION 2.03.  Notice of Borrowings................................. 16
      SECTION 2.04.  Notes; Repayment of Loans............................ 17
      SECTION 2.05.  Certain Fees......................................... 17
      SECTION 2.06.  Interest on Revolving Credit Loans................... 18
      SECTION 2.07.  Default Interest..................................... 18
      SECTION 2.08.  Alternate Rate of Interest........................... 18
      SECTION 2.09.  Termination and Reduction of Commitments............. 19
      SECTION 2.10.  Term Loans........................................... 19
      SECTION 2.11.  Prepayment of Revolving Credit Loans................. 23
      SECTION 2.12.  Reserve Requirements; Circumstances.................. 23
      SECTION 2.13.  Change in Legality................................... 25
      SECTION 2.14.  Indemnity............................................ 26
      SECTION 2.15.  Pro Rata Treatment................................... 26
      SECTION 2.16.  Sharing of Setoffs................................... 27
      SECTION 2.17.  Payments............................................. 27
      SECTION 2.18.  Taxes................................................ 28

ARTICLE IIA.  LETTERS OF CREDIT FACILITY.................................. 31
      SECTION 2A.01.  Letters of Credit................................... 31
      SECTION 2A.02.  Reimbursement Obligation............................ 31
      SECTION 2A.03.  Letter of Credit and Bankers Acceptance
                        Fees.............................................. 32
      SECTION 2A.04.  General Instructions: Limitation on
                        Responsibility.................................... 32
      SECTION 2A.05.  Reimbursement Obligation Absolute................... 33
      SECTION 2A.06.  Non-Conforming Documents............................ 34
      SECTION 2A.07.  Cash Collateral Account............................. 34
      SECTION 2A.08.  Tranche 2 Commitment Terminations................... 36
      SECTION 2A.09.  Participation in Letters of Credit.................. 36

ARTICLE IIB.  BANKERS ACCEPTANCES......................................... 37
      SECTION 2B.01.  Acceptance Commitment............................... 37
      SECTION 2B.02.  Notice of Drawing................................... 38
      SECTION 2B.03.  Preparation of Drafts and Creation of
                      Acceptances......................................... 38
      SECTION 2B.04.  Acceptance Obligation of the Borrower............... 40
      SECTION 2B.05.  Prepayment.......................................... 41

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                          Page
                                                                          ----

      SECTION 2B.06.  Participation in Acceptances........................ 41
      SECTION 2B.07.  Default Rate........................................ 42
      SECTION 2B.08.  Tranche 2 Commitment Terminations................... 43

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.............................. 43
      SECTION 3.01.  Organization; Corporate Powers, etc.................. 43
      SECTION 3.02.  Authorization, etc................................... 43
      SECTION 3.03.  Financial Condition.................................. 44
      SECTION 3.04.  Adverse Change....................................... 44
      SECTION 3.05.  Title to Properties.................................. 44
      SECTION 3.06.  Litigation........................................... 44
      SECTION 3.07.  Payment of Taxes..................................... 45
      SECTION 3.08.  Employee Benefit Plans............................... 45
      SECTION 3.09.  Federal Reserve Regulations.......................... 46
      SECTION 3.10.  Investment Company Act............................... 46
      SECTION 3.11.  Use of Proceeds...................................... 46
      SECTION 3.12.  Subsidiaries......................................... 46
      SECTION 3.13.  Compliance with Laws; Environmental and
                     Safety Matters....................................... 46
      SECTION 3.14.  No Material Misstatements............................ 47
      SECTION 3.15.  Enforceability....................................... 47

ARTICLE IV.   CONDITIONS OF LENDING....................................... 47
      SECTION 4.01.  All Borrowings....................................... 47
      SECTION 4.02.  First Borrowing...................................... 48

ARTICLE V.    AFFIRMATIVE COVENANTS....................................... 50
      SECTION 5.01.  Corporate Existence, etc............................. 50
      SECTION 5.02.  Payment of Indebtedness, Taxes, etc.................. 51
      SECTION 5.03.  Notice of Litigation, etc............................ 51
      SECTION 5.04.  Financial Statements, Reports, etc................... 52
      SECTION 5.05.  ERISA................................................ 53
      SECTION 5.06.  Compliance........................................... 54
      SECTION 5.07.  Notice of Defaults................................... 54
      SECTION 5.08.  Notice of Material Adverse Change.................... 54
      SECTION 5.09.  Inspection of Records and Properties................. 54
      SECTION 5.10.  Additional Guarantors................................ 55

ARTICLE VI.   NEGATIVE COVENANTS.......................................... 55
      SECTION 6.01.  Liens................................................ 55
      SECTION 6.02.  Guarantees........................................... 57
      SECTION 6.03.  Sale of Assets, Consolidation, Merger, etc........... 58
      SECTION 6.04.  Dividends, Stock Purchases, etc...................... 58
      SECTION 6.05.  Investments.......................................... 58
      SECTION 6.06.  Indebtedness......................................... 59
      SECTION 6.07.  Change in Fiscal Year................................ 60


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



                               TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                          Page
                                                                          ----

      SECTION 6.08.  Nature of Business................................... 60
      SECTION 6.09.  Regulations G, T, U and X............................ 60
      SECTION 6.10.  Consolidated Capital Expenditures.................... 60
      SECTION 6.11.  Consolidated Net Income.............................. 61
      SECTION 6.12.  Consolidated Working Capital......................... 61
      SECTION 6.13.  Interest Coverage Ratio.............................. 61
      SECTION 6.14.  Consolidated Tangible Net Worth Plus
                     Subordinated Debt.................................... 61
      SECTION 6.15.  Consolidated Total Unsubordinated Liabilities
                     to Consolidated Tangible Net Worth................... 61
      SECTION 6.16.  Transactions with Affiliates......................... 61

ARTICLE VII.  EVENTS OF DEFAULT........................................... 62

ARTICLE VIII. THE AGENT................................................... 64

ARTICLE IX.   GUARANTEES.................................................. 67

ARTICLE X.    MISCELLANEOUS............................................... 69
      SECTION 10.01.  Notices............................................. 69
      SECTION 10.02.  Survival of Agreement............................... 70
      SECTION 10.03.  Binding Effect...................................... 70
      SECTION 10.04.  Successors and Assigns.............................. 70
      SECTION 10.05.  Expenses; Indemnity................................. 74
      SECTION 10.06.  Right of Setoff..................................... 75
      SECTION 10.07.  Applicable Law...................................... 75
      SECTION 10.08.  Waivers; Amendment.................................. 75
      SECTION 10.09.  Interest Rate Limitation............................ 76
      SECTION 10.10.  Entire Agreement.................................... 77
      SECTION 10.11.  Waiver of Jury Trial................................ 77
      SECTION 10.12.  Severability........................................ 77
      SECTION 10.13.  Counterparts........................................ 77
      SECTION 10.14.  Headings............................................ 77
      SECTION 10.15.  Jurisdiction; Consent to Service of
                      Process............................................. 78
      SECTION 10.16.  Confidentiality..................................... 78
      SECTION 10.17.  Effectiveness of Addition of Guarantors............. 79

EXHIBITS AND SCHEDULES


Exhibit A       Form of Tranche 1 Note
Exhibit A-1     Form of Term Loan Note
Exhibit B       Form of Assignment and Acceptance
Exhibit C       Form of Notice of Drawing
Exhibit D       Form of Customer Draft
Exhibit E       Form of Notice of Creation of Acceptance
Exhibit F       Form of Financial Officer's Certificate
Exhibit G       Form of Opinion of Salon, Marrow & Dyckman, LLP
Exhibit 2.03    Form of Notice of Borrowing


Schedule A      Letters of Credit on Closing Date
Schedule B      Bankers Acceptances on Closing Date
Schedule 2.01   Commitments
Schedule 3.06   Litigation
Schedule 3.12   Subsidiaries
Schedule 3.13   Environmental Matters
Schedule 6.01   Liens
Schedule 6.02   Guarantees
Schedule 6.06   Indebtedness

    REVOLVING CREDIT AGREEMENT dated as of August 19, 1996, among LILLIAN VERNON CORPORATION, a Delaware corporation (the "Borrower"), LILLIAN VERNON FULFILLMENT SERVICES, INC., a Virginia corporation ("LVFS"), LVC RETAIL CORPORATION, a Delaware corporation ("LVC"), AND LILLIAN VERNON INTERNATIONAL, LTD., a New York corporation ("LVI Inc.", and together with LVFS and LVC, the "Guarantors"), the financial institutions listed in Schedule 2.01 (the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent").

    The Borrower has requested the Banks to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow
(i) on a revolving basis and pursuant to Special Finance Bankers Acceptances (as defined herein), at any time and from time to time prior to the Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of $30,000,000, and (ii) pursuant to letters of credit and bankers acceptances, at any time and from time to time prior to the Maturity Date, an aggregate principal amount at any time outstanding not in excess of $12,000,000. The proceeds of such borrowings are to be used to provide working capital and for other general corporate purposes. The Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

    Accordingly, the Borrower, the Guarantors, the Banks and the Agent agree as follows:


                            ARTICLE I. DEFINITIONS

    SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "Acceptance" means a Draft accepted in accordance with Article 2B, including, without limitation, Special Finance Bankers Acceptances.

         "Acceptance Commission" shall have the meaning assigned to such term in Section 2B.03.

         "Acceptance Obligation" means the obligation of the Borrower with respect to matured Acceptances as set forth in Section 2B.04.

         "Acceptance Participation" shall have the meaning assigned to such term in Section 2B.06(a).

         "Acceptance Reimbursement Obligation" shall have the meaning assigned to such term in Section 2B.04(a).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Aggregate Outstanding" means at the time of any determination, the sum of the aggregate unpaid face amount of all outstanding unmatured Acceptances, other than Special Finance Bankers Acceptances, plus the aggregate amount of all outstanding Acceptance Obligations, other than in respect of Special Finance Bankers Acceptances.

         "Aggregate Special Finance Outstanding" means at the time of any determination, the sum of the aggregate unpaid face amount of all outstanding unmatured Special Finance Bankers Acceptances, plus the aggregate amount of all outstanding Acceptance Obligations in respect of Special Finance Bankers Acceptances.

         "Applicable Spread" shall mean 50 basis points; provided, however, that the Applicable Spread shall be reduced to 40 basis points from and after the date on which the Borrower shall have delivered to the Agent audited annual consolidated financial statements which reflect an increase of $7,000,000 or more in the Borrower's Consolidated Tangible Net Worth for the most recently completed fiscal year as compared to the then immediately preceding fiscal year, which reduction shall take effect as of the first day of the second fiscal quarter of the Company in the then current fiscal year; provided, further, however, that the Applicable Spread shall revert to 50 basis points if the increase in the Borrower's Consolidated Tangible Net Worth for any subsequent fiscal year as reflected on Borrower's annual audited consolidated financial statements shall be less than $5,000,000 as compared to the then immediately preceding fiscal year, which increase shall take effect as of the first day of the second fiscal quarter of the Company in the then current fiscal year.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Agent.

         "Available Amount" shall mean an amount of the Tranche 1 Commitment designated in writing by the Borrower, prior to the commencement of any calendar quarterly period, to be available

APITAL PRINTING SYSTEMS]
for Borrowing during such quarterly period in accordance with Section 2.02 below; provided, however, that notwithstanding any such designation by the Borrower, the Borrower may request that Loans be made so that the aggregate amount of all Loans then outstanding exceeds the Available Amount and in such case and for such quarter (for purposes of calculating the Commitment Fee) the Available Amount shall be deemed to have been increased to the next highest multiple of $5,000,000 equal to or exceeding the aggregate of all such outstanding Loans, and the Unavailable Amount shall be reduced accordingly.

         "Base Rate" shall mean, for any day, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in such prime rate shall be effective on the date such change is publicly announced as being effective.

         "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of
Article II, Article IIA or Article IIB.

         "Base Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Base Rate Term Loan Borrowing" shall mean a Borrowing comprised of Base Rate Term Loans.

         "Beneficiary" shall have the meaning assigned to such term in Section 2A.01.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a group of revolving credit Loans and Term Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capitalized Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (including Statement No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (including such Statement No. 13).

         "Cash Collateral Account" shall have the meaning assigned to such term in Section 2A.07.

         "Closing Date" shall mean the date of the initial Borrowing hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" shall mean the Tranche 1 Commitment and the Tranche 2 Commitment.

         "Commitment Fee" shall mean the Tranche 1 Commitment Fee and the Tranche 2 Commitment Fee.

         "Consolidated Capital Expenditures" shall mean, with respect to the Borrower and its consolidated Subsidiaries for any period, without duplication, the aggregate amount (without duplication) of all expenditures during such period which would, in the case of each such expenditure, in accordance with GAAP, be classified as a capital expenditure in the statement of cash flows of the Borrower and its consolidated Subsidiaries for such period.

         "Consolidated Current Assets" of any person shall mean, at the date of determination, all assets of such person and its Subsidiaries which would, determined on a consolidated basis in accordance with GAAP, be classified on a consolidated balance sheet as current assets, and shall include all prepaid expenses of Borrower but shall exclude all deferred catalog costs of the Borrower.

         "Consolidated Current Liabilities" of any person shall mean, at the date of determination, all liabilities of such person and its Subsidiaries which would, determined on a consolidated basis in accordance with GAAP, be classified on a consolidated balance sheet as current liabilities, and shall include all revolving credit Loans that have not been converted into Term Loans in accordance with Section 2.10 and all Acceptance Obligations, but shall exclude all Letters of Credit.

         "Consolidated Income Tax Expenses" shall mean, for any period, the aggregate of the income tax expenses of the Borrower and its consolidated Subsidiaries during such period, computed and consolidated in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries during such period, computed and consolidated in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the amount of net income (or loss) from continuing operations after taxes for the Borrower and its consolidated Subsidiaries for such period, computed and consolidated in accordance with GAAP, but without giving effect to charges resulting from the adoption by the Borrower of Statement No. 109 of the Financial Accounting Standards Board and excluding any extraordinary gains or losses.

         "Consolidated Tangible Net Worth" shall mean, at any date, the excess of total assets over total liabilities of the Borrower and its consolidated Subsidiaries, computed and consolidated in accordance with GAAP, including in the determination of total assets all prepaid expenses and capitalized software development costs in an amount not to exceed $5,000,000, but excluding, however, from the determination of total assets (i) all assets which would be classified as intangibles under GAAP, including, without limitation, capitalized software development costs in excess of $5,000,000 and intangibles such as organizational expenses, goodwill, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof (provided that, notwithstanding the foregoing, deferred catalog costs of the Borrower and its consolidated Subsidiaries shall in no event be deemed intangibles for purposes hereof), (ii) treasury stock and (iii) reserves for depreciation, depletion, obsolescence or amortization, and determined without giving effect to charges resulting from the adoption by the Borrower of Statement No. 109 of the Financial Accounting Standards Board.

         "Consolidated Senior Debt" shall mean, at any date, the aggregate amount of all Senior Debt of the Borrower and its consolidated Subsidiaries at such date, determined on a consolidated basis.

         "Consolidated Total Debt" shall mean, at any date, the sum of Consolidated Senior Debt and Subordinated Debt of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis.

         "Consolidated Total Unsubordinated Liabilities" shall mean, at any date, the aggregate of all liabilities of such person and its Subsidiaries which would, determined on a consolidated basis in accordance with GAAP, be classified on a consolidated balance sheet as liabilities, and shall include all current liabilities and all non-current liabilities, but excluding all Subordinated Debt.

         "Consolidated Working Capital" shall mean Consolidated Current Assets of the Borrower less the Consolidated Current Liabilities of the Borrower.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Discount Charge" shall have the meaning assigned to such term in
Section 2B.03.

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "Drafts" shall have the meaning assigned to such term in Section
2B.03.

         "Drawing" shall have the meaning assigned to such term in Section
2B.01.

         "Drawing Date" shall have the meaning assigned to such term in
Section 2B.02.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II, Article IIA or Article IIB.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Loan Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Facility Fee" shall have the meaning assigned to such term in
Section 2.05(b).

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Facility Fees and the Commitment Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "Fixed Assets" shall mean all assets which would be classified as "property and other equipment" in the consolidated financial statements of the Borrower.

         "Fixed Rate" shall mean, if offered by the Agent, with respect to any Fixed Rate Borrowing for any Interest Period, an interest rate per annum offered by the Agent in its discretion in immediately available funds at approximately 11:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period.

         "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

         "Fixed Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Fixed Rate in accordance with the provisions of
Article II, Article IIA or Article IIB.

         "Fixed Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Fixed Rate in accordance with the provisions of Article II.

         "Fixed Rate Term Loan Borrowing" shall mean a Borrowing comprised of Fixed Rate Term Loans.

         "GAAP" shall mean generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, (ii) which are consistently applied in form and substance.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantors" shall mean each of the Guarantors referred to in the introductory paragraph of this Agreement and any person that shall become a Guarantor in accordance with Section 5.11.

         "Indebtedness" of any person shall mean at any time, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid (other than accounts payable and accrued expenses payable incurred in the ordinary course of business), (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property (other than accounts payable and accrued expenses payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such person of Indebtedness of others, (viii) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances, whether actual or contingent provided that, for purposes of Sections 6.12, 6.14 and 6.15, obligations in respect of letters of credit shall be deemed to include only the unreimbursed amounts of any drawings thereunder) and (ix) all Capitalized Lease Obligations of such person.

         "Interest Coverage Ratio" shall mean, with respect to the Borrower and its consolidated Subsidiaries for any period, (a) the sum for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expenses, (iv) depreciation expense, (v) amortization expense and (vi) other non-cash items, provided that amounts shall be added to or deducted from Consolidated Net Income pursuant to the foregoing clauses
(ii) through (vi) of this definition only to the extent such amounts were deducted or added, as the case may be, in computing Consolidated Net Income; divided by (b) Consolidated Interest Expense.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type; provided, however, that in the case of any Eurodollar Borrowing or Fixed Rate Borrowing with an Interest Period of 9 months, Interest Payment Date shall mean the date which is 6 months after the date of such Borrowing, the expiration of such Interest Period and the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing or Fixed Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or 9 months thereafter, as the Borrower may elect, or in the case of a Fixed Rate Borrowing only, if the Borrower shall so elect, the date which is 1-270 days after the date of such Borrowing, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.04 or 2.11; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the last day of the Company's next succeeding fiscal quarter, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section
2.04 or 2.11; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Letters of Credit" shall have the meaning assigned to such term in
Section 2A.01.

         "LIBO Rate" shall mean, for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LOC Reimbursement Obligation" shall have the meaning assigned to such term in Section 2A.02.

         "LOC Utilization Fees" shall have the meaning assigned to such term in Section 2A.03.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit and the Acceptances.

         "Loans" shall mean the revolving credit loans and Term Loans made by the Banks to the Borrower in accordance with the provisions of Article II,
Article IIA or Article IIB. Each Loan shall be a Eurodollar Loan, Fixed Rate Loan or a Base Rate Loan.

         "Maturity Date" shall mean August 19, 2000; provided, however, that the Maturity Date shall be extended to a date which is not later than August 19, 2001 if (i) the Borrower so requests an extension by delivery of written notice to the Agent not later than 90 days prior to August 19, 2000 and (ii) the Required Banks consent to such extension, which consent may be granted or denied in the Required Banks' sole discretion.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Note" shall mean, individually, a Tranche 1 Note or a Term Loan Note and "Notes" shall mean, collectively, the Tranche 1 Notes and the Term Loan Notes.

         "Notice of Drawing" shall have the meaning assigned to such term in
Section 2B.01.

         "Obligations" shall have the meaning assigned to such term in Article IX hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

         "Rate" shall mean the Adjusted LIBO Rate, the Fixed Rate and the Base Rate.

         "Register" shall have the meaning given such term in Section
10.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder (other than a reportable event as to which the reporting requirements have been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code).

         "Required Banks" shall mean, at any time, Banks having Commitments representing more than 75% of the aggregate Commitments.

         "S&P" shall mean Standard and Poor's Corporation.

         "Senior Debt" shall mean, at any date, with respect to the Borrower or any of its Subsidiaries, all Indebtedness of such person at such date other than Subordinated Debt of the Borrower or any of its Subsidiaries.

         "Special Finance Bankers Acceptance" shall have the meaning assigned to such term in Section 2B.01(c).

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Debt" shall mean (i) subordinated Indebtedness existing on the date hereof and disclosed in Schedule 6.06, and (ii) other subordinated Indebtedness incurred or assumed after the date hereof with terms and provisions approved in writing by the Required Banks.

         "Subsidiary" shall mean any corporation, association or other business entity more than 50% of the shares of stock of which entitled to vote in the election of directors (excluding shares so entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more of the Guarantors, as the context requires, or a combination thereof.

         "Term Loan Maturity Date" shall have the meaning assigned to such term in Section 2.10(c).

         "Term Loans" shall mean the term loans made by the Banks to the Borrower pursuant to Section 2.10. Each Term Loan shall be a Eurodollar Term Loan, Fixed Rate Term Loan or a Base Rate Term Loan.

         "Term Loan Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing a Term Loan.

         "Tranche 1 Commitment" shall mean, with respect to any Bank, the commitment of such Bank to make Loans hereunder as set forth in Section 2.01 and to create Special Finance Bankers Acceptances as set forth in Article IIB, as the same may be reduced from time to time pursuant to Section 2.09 and
Section 2.10.

         "Tranche 1 Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

         "Tranche 1 Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A, evidencing revolving credit Loans.

         "Tranche 2 Banks" shall mean those Banks indicated on Schedule 2.01 as Tranche 2 Banks.

         "Tranche 2 Commitment" shall mean, with respect to any Tranche 2 Bank, the commitment of such Tranche 2 Bank to issue Letters of Credit hereunder as set forth in Section 2A.01 and to create Acceptances (other than Special Finance Bankers Acceptances) hereunder as set forth in Section 2B.01, as the same may be reduced from time to time pursuant to Section 2A.08 or
Section 2B.08.

         "Tranche 2 Commitment Fee" shall have the meaning assigned to such term in Section 2A.03(b).

         "Type" when used in respect of any Loan or Borrowings shall refer to the Rate by reference to which interest on such Loan or on the loans comprising such borrowing is determined.

         "Unavailable Amount" shall mean for each calendar quarterly period the difference of the Tranche 1 Commitment minus the Available Amount.

         "Withdrawal Liability" shall mean liability to a multiemployer Plan as a result of a complete or partial Withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the audited financial statements referred to in Section 3.03.


                   ARTICLE II. THE REVOLVING CREDIT FACILITY

    SECTION 2.01. Tranche 1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make loans to the Borrower and to create Special Finance Bankers Acceptances, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Tranche 1 Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Tranche 1 Commitment set forth opposite its name in Schedule
2.01 hereto, as the same may be reduced from time to time pursuant to Section
2.09 and Section 2.10. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow revolving credit Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

    SECTION 2.02. Revolving Credit Loans. (a) Each revolving credit Loan shall be made as part of a Borrowing consisting of revolving credit Loans made by the Banks ratably in accordance with their respective Tranche 1 Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). The revolving credit Loans comprising each Borrowing shall be made in multiples of $100,000 and shall be made (i) in the case of Base Rate Loans, in an aggregate principal amount which is not less than $100,000 and (ii) in the case of Eurodollar Loans and Fixed Rate Loans, in an aggregate principal amount which is not less than $1,000,000 (or an aggregate principal amount equal to the remaining balance of the Tranche 1 Commitments).

         (b) Each Loan shall be comprised entirely of Base Rate Loans, Eurodollar Loans or Fixed Rate Loans, as the Borrower may request pursuant to
Section 2.03. Each Bank may at its option fulfill its Tranche 1 Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Subject to paragraph (e) below, each Bank shall make a revolving credit Loan in the amount of its pro rata portion, as determined under Section 2.15, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 2:00 p.m., New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent and the Agent shall have made such amount available to the Borrower as aforesaid, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (e) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section
2.04 or 2.11, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Borrower pursuant to paragraph (c) above.

    SECTION 2.03. Notice of Borrowings. The Borrower shall give the Agent written or telecopy notice in accordance with the Notice of Borrowing attached hereto as Exhibit 2.03 (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed borrowing and
(b) in the case of a Base Rate Borrowing or Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, Fixed Rate Borrowing or a Base Rate Borrowing; provided, however, that the Borrower shall be permitted to request a Fixed Rate Borrowing only if the Agent has indicated that a Fixed Rate Borrowing of the requested Interest Period is then being made available by the Agent; and provided, further, that if a Default or Event of Default shall have occurred and is continuing, the request shall be deemed to be a request for a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or Fixed Rate Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, or if no Interest Period with respect to any Eurodollar Borrowing or Fixed Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected a Base Rate Borrowing with an Interest Period of five day's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with a Base Rate Borrowing of five day's duration. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.03 and of each Bank's portion of the requested Borrowing.

    SECTION 2.04. Notes; Repayment of Loans. The revolving credit Loans made by each Bank shall be evidenced by a Tranche 1 Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to such Bank's Tranche 1 Commitment. The outstanding principal balance of each revolving credit Loan, as evidenced by such a Tranche 1 Note, shall be due and payable on the Maturity Date. Each Tranche 1 Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof as set forth in Section
2.06. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Tranche 1 Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each revolving credit Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Notes.

    SECTION 2.05. Certain Fees. (a) The Borrower agrees to pay to each Bank, through the Agent, a commitment fee (the "Tranche 1 Commitment Fee") equal to the sum of (i) .20% (one-fifth of one percent) per annum on the Available Amount and (ii) .125% (one-eighth of one percent) per annum on the Unavailable Amount during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Tranche 1 Commitment of such Bank shall be terminated), which shall be payable to the Banks pro rata based upon the Tranche 1 Commitments of the Banks. The Tranche 1 Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days and the accrued portion of which shall be payable on the last day of each fiscal quarter of the Company in each year, commencing with the fiscal quarter ending in August, 1996, and on the date on which the Tranche 1 Commitment of such Bank shall be terminated as provided herein. The Tranche 1 Commitment Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Tranche 1 Commitment of such Bank shall be terminated as provided herein.

         (b) The Borrower agrees to pay to the Banks, through the Agent, on the Closing Date, a facility fee (a "Facility Fee") in an amount equal to $25,000, to be shared pro rata among the Banks based upon the Tranche 1 Commitments.

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as required, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

    SECTION 2.06. Interest on Revolving Credit Loans. (a) Subject to the provisions of Section 2.07 and Section 10.09, the revolving credit Loans comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate.

         (b) Subject to the provisions of Section 2.07 and Section 10.09, the revolving credit Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days lapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

         (c) Subject to the provisions of Section 2.07 and Section 10.09, the revolving credit Loans comprising each Fixed Rate Borrowing shall bear interest (computed on the basis of the actual number of days lapsed over a year of 360 days) at a rate per annum equal to the Fixed Rate for the Interest Period in effect for such Borrowing.

         (d) Interest on each revolving credit Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate, Fixed Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

    SECTION 2.07. Default Interest. Subject to the provisions of Section 10.09, if an Event of Default shall have occurred and be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of (a) the Base Rate, the Adjusted LIBO Rate plus the Applicable Spread, or the Fixed Rate, as the case may be, plus (b) 3% per annum.

    SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar

Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination (setting forth the bases therefor in reasonable detail) to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Borrowing or a Fixed Rate Borrowing as the Borrower may elect following receipt of notice from the Agent that a Eurodollar Borrowing is not available. Each determination by the Agent hereunder shall be conclusive absent manifest error.

    SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche 1 Commitments; provided, however, that each partial reduction of the Tranche 1 Commitments shall be in a minimum principal amount of $1,000,000.

         (c) Each reduction in the Tranche 1 Commitments hereunder shall be made ratably among the Banks in accordance with their respective applicable Tranche 1 Commitments. The Borrower shall pay to the Agent for the account of the Banks, on the date of each termination or reduction, the Tranche 1 Commitment Fees on the amount of the Tranche 1 Commitments so terminated or reduced accrued to the date of such termination or reduction, the accrued and unpaid interest on the amount of the Tranche 1 Commitments so terminated or reduced accrued to the date of such termination or reduction, and any amounts due, if any, pursuant to Section 2.14.

    SECTION 2.10. Term Loans.

         (a) Conversion. The Borrower shall have the right at any time and from time to time prior to the Maturity Date upon prior irrevocable notice to the Agent not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert any Eurodollar Borrowing, Fixed Rate Borrowing or Base Rate Borrowing into a Term Loan Borrowing, subject to the following:

              (i) each conversion shall be made pro rata among the Banks in accordance with the respective principal amounts of the revolving credit Loans comprising the converted Borrowing;

              (ii) if less than all the outstanding principal amount of any Borrowing shall be converted, the aggregate principal amount of such Borrowing converted shall be in integral multiples of $1,000,000;

              (iii) the maximum aggregate principal amount which may be converted into Term Loans pursuant to this Section 2.10(a) may not exceed $20,000,000; all amounts of principal on any Term Loan paid or prepaid may not be reborrowed;

              (iv) each conversion shall be effected by each Bank by applying the proceeds of the new Term Loan of such Bank resulting from such conversion to the revolving credit Loan (or portion thereof) of such Bank being converted; accrued interest on a revolving credit Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

              (v) if any Eurodollar Borrowing or Fixed Rate Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.14; and

              (vi) no Borrowing may be converted into a Term Loan Borrowing if at the time of or immediately after such conversion an Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

The Agent shall advise the other Banks of any notice given pursuant to this
Section 2.10 and of each Bank's portion of any converted Borrowing.

         (b) Notice. Each notice delivered pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted, (ii) the maturity date of such Term Loan Borrowing (which shall be subject to the provisions of clause (c) below), (iii) the date of such conversion (which shall be a Business Day), (iv) whether interest is to accrue and be payable at the Base Rate, the Eurodollar Rate or the Fixed Rate; provided, however, that if a Default or Event of Default shall have occurred and is continuing, the request shall be deemed to be a request for a Base Rate Borrowing, and (v) if interest is to accrue at the Eurodollar Rate or Fixed Rate, the Interest Period with respect thereto. If no interest rate is specified in any such notice with respect to any conversion, the Borrower shall be deemed to have selected the Base Rate. If no Interest Period is specified in any such notice selecting a Eurodollar Rate or a Fixed Rate, the Borrower shall be deemed to have selected an Interest Period of five day's duration.

         (c) Maturity Date; Principal Payments. The maturity date of the Term Loan Borrowing (the "Term Loan Maturity Date") shall be such date selected by the Borrower but subject to the following:

    Conversion Date                           Maximum Term
    ---------------                           ------------
    prior to August 19, 1997                  6 years
    prior to August 19, 1998                  5 years
    prior to August 19, 1999                  4 years
    prior to August 19, 2000                  3 years

    Principal on the Term Loan Borrowing shall be due and payable on March 1 of each year in equal annual installments sufficient to fully amortize each Term Loan, with any principal then outstanding due and payable on the applicable Term Loan Maturity Date. Each Term Loan Borrowing to be made by each Tranche 1 Bank shall be evidenced by a Term Loan Note duly executed by the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1 with the blanks appropriately filled, payable to the order of such Tranche 1 Bank in a principal amount equal to such Tranche 1 Bank's pro rata portion of such Term Loan.

         (d) Interest on Term Loans. (i) Subject to the provisions of Section
2.07 and Section 10.09, the Term Loans comprising each Base Rate Term Loan Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate.

              (ii) Subject to the provisions of Section 2.07 and Section 10.09, the Term Loans comprising each Eurodollar Term Loan Borrowing shall bear interest (computed on the basis of the actual number of days lapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

              (iii) Subject to the provisions of Section 2.07 and Section 10.09, the Term Loans comprising each Fixed Rate Term Loan Borrowing shall bear interest (computed on the basis of the actual number of days lapsed over a year of 360 days) at a rate per annum equal to the Fixed Rate for the Interest Period in effect for such Borrowing.

              (iv) Interest on each Term Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement, and except that interest on each Fixed Rate Term Loan Borrowing shall be payable on each of (A) the end of the Borrower's fiscal quarter, (B) the Interest Payment Date and (C) the Term Loan Maturity Date. The applicable Base Rate, Fixed Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

              (v) On or prior to the end of any Interest Period, the Borrower may, by written notice to the Agent, elect that from and after a date specified in such notice interest is to accrue and be payable at the Base Rate, the Eurodollar Rate or the Fixed Rate, and if interest is to accrue at the Eurodollar Rate or Fixed Rate, the Interest Period with respect thereto. If no interest rate is specified in any such notice, the Borrower shall be deemed to have selected the Base Rate. If no Interest Period is specified in any such notice selecting a Eurodollar Rate or a Fixed Rate, the Borrower shall be deemed to have selected an Interest Period of five day's duration. If any Term Loan Borrowing is to be converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks, if any, pursuant to Section 2.14. All accrued and unpaid interest on a Term Loan shall be paid up to the date of the change of interest rate as if such date were an Interest Payment Date. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Term Loan Borrowing.

          (e) Prepayments of Term Loan Borrowing.

              (i) Subject to the provisions of Sections 2.12, 2.13, and 2.14, the Borrower may, upon at least ten (10) Business Days' written notice to the Bank permanently prepay the outstanding amount of any Term Loan Borrowing in whole or in part with accrued and unpaid interest to the date of such prepayment on the amount prepaid, and without premium or penalty except as may be required by Section 2.14; provided, however, that each prepayment of any Term Loan Borrowing shall be paid in a principal amount of either (A) $500,000, or an integral multiple thereof, or (B) the remaining principal balance of such Term Loan Borrowing.

              (ii) Each prepayment of any Term Loan shall be applied to the remaining installments thereof in the inverse order of maturity; and shall be accompanied by accrued interest on the amount of such prepayment to the date thereof.

    SECTION 2.11. Prepayment of Revolving Credit Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any revolving credit Loan, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent; provided, however, that each partial prepayment shall be in an amount which is not less than $500,000 or, if less than $500,000, the remaining principal amount then outstanding.

         (b) On the date of any termination or reduction of the Tranche 1 Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the sum of the aggregate principal amount of the Loans outstanding together with the aggregate amount of Special Finance Bankers Acceptances then outstanding plus all Acceptance Reimbursement Obligations with respect to any Special Finance Bankers Acceptances will not exceed the Tranche 1 Commitment after giving effect to such termination or reduction.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments under this Section
2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION 2.12. Reserve Requirements; Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Loan made by such Bank or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

         (b) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

         (c) A certificate of each Bank setting forth such amount or amounts (and the basis therefor in reasonable detail) as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same; provided, however, that such Bank shall reimburse the Borrower for all amounts, if any, received by the Bank which are refunds of any additional charges incurred under this Section 2.12 and for which compensation has been provided by the Borrower in accordance with Section 2.12(a) or (b) above.

         (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

    SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Agent, such Bank may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for a Base Rate Loan or a Fixed Rate Loan as the Borrower may elect following receipt of notice from the Agent that a Eurodollar Loan is unavailable, unless such declaration shall be subsequently withdrawn; and

              (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans or Fixed Rate Loans as the Borrower may elect following receipt of notice from the Agent that Eurodollar Loans are no longer unavailable, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans or Fixed Rate Loans, as the case may be, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the Base Rate Loans or Fixed Rate Loans, as the case may be, made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.13, a notice to the Borrower by any Bank shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

    SECTION 2.14. Indemnity. The Borrower shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of
(a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or Fixed Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Bank setting forth any amount or amounts (and the bases therefor in reasonable detail) which such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

    SECTION 2.15. Pro Rata Treatment. Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Tranche 1 Commitment Fees, each reduction of the Tranche 1 Commitment and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Banks in accordance with their respective applicable Tranche 1 Commitments (or, if such Tranche 1 Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding

Loans). Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

    SECTION 2.16. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, including without limitation in accordance with Section 2A.07, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or Letters of Credit or Acceptances as a result of which the unpaid principal portion of its Loans or Letters of Credit or Acceptances shall be proportionately less than the unpaid principal portion of the Loans and Letters of Credit and Acceptances of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans or Letters of Credit or Acceptances of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans and Letters of Credit and Acceptances held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Letters of Credit and Acceptances then outstanding as the principal amount of its Loans and Letters of Credit and Acceptances prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and Letters of Credit and Acceptances outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan or Letter of Credit or Acceptance deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank by reason thereof as fully as if such Bank had made a Loan, issued a Letter of Credit or created an Acceptance directly to the Borrower in the amount of such participation.

    SECTION 2.17. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document, without setoff, counterclaim or other defense of any kind, not later than 12:00 (noon), New York City time, on the date when due in dollars to the Agent at its offices at Agent Bank Services, 140 E. 45th Street, 29th Floor, New York, New York 10017, in immediately available funds.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    SECTION 2.18. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Bank shall be entitled to receive any greater payment under this paragraph (a) than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses, unless such penalties, interest and expenses are due to the gross negligence or wilful misconduct of such Bank (or Transferee)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor but in no event before such payment has been made by such Bank (or Transferee) or the Agent to the relevant taxing authority or other Governmental Authority. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to such refund), net of all out-of-pocket expenses of such Bank and without interest; provided, that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges, unless such penalties, interest and expenses are due to the gross negligence or wilful misconduct of such Bank (or Transferee)) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (f) Upon the written request of the Borrower, each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

         (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (f) above; provided, however, that the Borrower shall be required to pay those amounts to any Bank (or Transferee) that it was required to pay hereunder prior to the failure of such Bank (or Transferee) to comply with the provisions of such paragraph (f).

         (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

                    ARTICLE IIA. LETTERS OF CREDIT FACILITY

    SECTION 2A.01. Letters of Credit. Provided that no Default or Events of Default has occurred and is continuing or would occur after giving effect to the issuance of any Letters of Credit and subject to the terms and conditions of this Agreement, the Agent agrees to issue in accordance with its then customary practices at any time prior to the Maturity Date, for the account of the Borrower, import and trade letters of credit (which shall include, for purposes of this Agreement, steamship guarantees and airway releases) up to an aggregate face amount, which together with the Aggregate Outstanding, equals the Tranche 2 Commitment, but not to exceed the Tranche 2 Commitment opposite its name on Schedule 2.01 hereto, and which shall not remain outstanding more than 120 days beyond the Maturity Date (such letters of credit individually being a "Letter of Credit" and collectively being the "Letters of Credit"; the beneficiaries under the Letters of Credit being hereinafter referred to as the "Beneficiaries"). The letters of credit identified on Schedule A hereto shall be deemed to be Letters of Credit issued by the Agent under this Article IIA. Payment under a Letter of Credit shall be available by drafts or demands for payment when accompanied by the documents specified by such Letter of Credit. Drawings under the Letters of Credit shall be payable solely in accordance with the terms thereof.

    SECTION 2A.02. Reimbursement Obligation. The Borrower agrees to reimburse the Agent for any amount paid by the Agent on drafts or demands for payment drawn or made or purporting to be drawn or made under the Letters of Credit (the Borrower's obligation so to reimburse the Agent hereinafter called the "LOC Reimbursement Obligation"); provided, however, that upon the occurrence of an Event of Default the Agent may require by a notice to the Borrower immediate payment to the Cash Collateral Account of the amount of the LOC Reimbursement Obligation which would then exist if all outstanding Letters of Credit were drawn upon at that time. Any LOC Reimbursement Obligation which is not paid when due shall bear interest, payable on demand, for each day on which said LOC Reimbursement Obligation remains unpaid, at a rate per annum equal to the Base Rate plus 3%. Amounts not paid to the Cash Collateral Account (as defined in Section 2A.07) when due and payable shall bear interest at the default rate stated in Section 2.07 hereof. The Borrower's obligation to reimburse the Agent in accordance with the terms hereof for all payments made by Agent under each Letter of Credit and to pay interest on the unpaid amount of each LOC Reimbursement Obligation shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be terminated for any reason whatsoever.

    SECTION 2A.03. Letter of Credit and Bankers Acceptance Fees.

         (a) As consideration for the issuance of the Letters of Credit, the Borrower shall pay to the Agent a fee equal to the customary issuance fee of the Agent as then in effect for issuance and negotiation of Letters of Credit (the issuances fees and the negotiation commissions are collectively referred to as the "LOC Utilization Fees"). In addition, in connection with each Letter of Credit, the Borrower shall pay to the Agent all amendment fees, processing fees and any other customary fees and/or charges as from time to time customarily charged by the Agent.

         (b) In addition, the Borrower shall pay to each Tranche 2 Bank, through the Agent, a commitment fee (the "Tranche 2 Commitment Fee") equal to
 .05% (one-twentieth of one percent) per annum on the Tranche 2 Commitment during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Tranche 2 Commitment of such Tranche 2 Bank shall be terminated), which shall be payable to the Tranche 2 Banks pro rata based upon the Tranche 2 Commitments of the Tranche 2 Banks. The Tranche 2 Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days and the accrued portion thereof shall be payable on the last day of each fiscal quarter of the Company in each year, commencing with the fiscal quarter ending in August, 1996, and on the date on which the Tranche 2 Commitment of such Tranche 2 Bank shall be terminated as provided herein. The Tranche 2 Commitment Fee due to each Tranche 2 Bank shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Tranche 2 Commitment of such Tranche 2 Bank shall be terminated as provided herein.

    SECTION 2A.04. General Instructions: Limitation on Responsibility. The Borrower hereby agrees that:

         (a) The Agent may accept or pay, as complying with the terms of a Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, successor or other legal representative of the party who is authorized under such Letter of Credit to draw or issue any drafts or other documents; and

         (b) The Agent may, without limiting any other provisions of this Agreement, accept documents of any character which comply with the provisions, definitions, interpretations and practices contained in The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and any subsequent revision thereof adhered to by the Agent on the date such Letter of Credit is issued), or, as to matters not governed by such Uniform Customs and Practice for Documentary Credits, the laws of the State of New York.

    SECTION 2A.05. Reimbursement Obligation Absolute. The Borrower's obligation to pay the full amount of each LOC Reimbursement Obligation, or to discharge the same with the proceeds of a Borrowing or an Acceptance hereunder, is absolute and unconditional, under all circumstances whatsoever, and shall not be affected by:

         (a) any lack of validity or enforceability of any Letter of Credit;

         (b) any lack of validity or enforceability of this Agreement, any Note or any Loan Document;

         (c) any amendment or waiver of, or any consent to departure from this Agreement, any Note or any Loan Document;

         (d) any exchange, release or non-perfection of any Collateral or any release of any pledgor or guarantor;

         (e) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a Beneficiary, any transferee of a Letter of Credit (or any person for whom any such transferee may be acting), the Agent, the Tranche 2 Banks or any other Person, whether in connection with such Letter of Credit, this Agreement, any Loan Document, the transactions contemplated herein or any unrelated transaction;

         (f) any statement or any other document (including insurance), or endorsements thereof, presented under a Letter of Credit proving to be forged, fraudulent, invalid or uncollectible in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

         (g) any irregularity in the transactions with respect to which a Letter of Credit is issued, including, without limitation, any fraud by a Beneficiary;

         (h) breach of contract among the Tranche 2 Banks or the Borrower and a Beneficiary or any other third party;

         (i) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of drafts under a Letter of Credit;

         (j) failure of drafts to bear reference or adequate references to a Letter of Credit, or failure of any person to surrender a Letter of Credit or failure of any person to note the amount of any draft of a Letter of Credit, or forward documents as may be required by the terms of a Letter of Credit (each of which requirements the Borrower hereby waives even if included in such Letter of Credit);

         (k) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or in interpretation of technical or other terms;

         (l) any failure by any Tranche 2 Bank to honor its obligation to make Loans; or

         (m) without limiting the foregoing, any act or omission not done or omitted in bad faith.

    SECTION 2A.06. Non-Conforming Documents. In case of any variation between the documents called for by a Letter of Credit or the Borrower's instructions and documents accepted by the Agent, the Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Agent relating to such documents, and to have ratified and approved such action as having been taken at the Borrower's direction, unless the Agent has acted in bad faith or with gross negligence. If, however, the Agent has acted in bad faith or gross negligence in failing to make a lawful payment under a Letter of Credit after due and proper presentation of documentation strictly complying with (i) the terms and conditions of such Letter of Credit or (ii) the provisions, definitions, interpretations and practices contained in The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and any subsequent revision thereof adhered to by the Agent on the date such Letter of Credit is issued) or, as to matters not governed by such Uniform Customs and Practice for Documentary Credits, the laws of the State of New York, or in determining whether documents presented under a Letter of Credit comply with such Letter of Credit, the Borrower shall only have a claim for direct damages arising solely from such bad faith or with gross negligence.

    SECTION 2A.07. Cash Collateral Account. (a) At the Agent's request (i) upon the occurrence and continuation of an Event of Default or (ii) if at any time the aggregate face amount of any outstanding Letters of Credit and Acceptances (other than Special Finance Bankers Acceptances) exceeds the Tranche 2 Commitment, the Borrower will establish and maintain with the Agent, at the Agent's Office (or at such other location as the Agent shall specify) a demand deposit account (the "Cash Collateral Account") under the sole control and dominion of the Agent in which shall be deposited and held all amounts required hereunder to be deposited hereunder in the Cash Collateral Account. The Borrower shall not be entitled to any amounts deposited in the Cash Collateral

Account prior to the later of the Maturity Date, the expiration of the Letters of Credit, the maturity date of all Acceptances and the indefeasible payment in full of the Loans and all LOC Reimbursement Obligations and Acceptance Reimbursement Obligations, except as provided in (c) and (d) below, or unless the Tranche 2 Banks shall otherwise agree in writing. The Borrower hereby pledges and assigns to the Agent and hereby grants to the Tranche 2 Banks a Lien and a continuing security interest in the funds held in the Cash Collateral Account from time to time, and all securities and instruments in which such funds are invested, to secure all obligations of the Borrower to the Tranche 2 Banks hereunder, to be applied as provided in paragraph (e) below.

         (b) Upon the occurrence and continuation of an Event of Default or if any Letter of Credit is outstanding on the day after the Maturity Date, the Borrower shall deposit in the Cash Collateral Account an amount equal to (i) the aggregate amount then outstanding under the Letters of Credit plus (ii) the LOC Utilization Fees for the period that such Letters of Credit may remain outstanding. If any Acceptance is outstanding on the day after the Maturity Date, the Borrower shall deposit in the Cash Collateral Account an amount equal to the aggregate principal amount then outstanding under the Acceptances.

         (c) The funds in the Cash Collateral Account shall be invested and reinvested by the Agent in 30-day interest-bearing time deposits issued by the Agent. So long as no Default or Event of Default shall have occurred and shall then be continuing, the Agent shall remit to the Borrower on the last Business Day of each month all interest received by the Agent during such month from investments of the funds in the Cash Collateral Account.

         (d) Any cash on deposit in the Cash Collateral Account after the Maturity Date and the indefeasible payment in full of the Loans and any cash deposited in the Cash Collateral Account in accordance with the provisions of paragraph (b) above shall be held for, and applied to, the reimbursement of any drawing made under the Letters of Credit, to the payment of all LOC Reimbursement Obligations and LOC Utilization Fees outstanding, to the payment of the aggregate principal amount of all Acceptances and to the payment of all Acceptance Reimbursement Obligations. After the expiration of the Letters of Credit, the maturity date of all Acceptances, and the indefeasible payment of all LOC Reimbursement Obligations, LOC Utilization Fees and Acceptance Reimbursement Obligations, any remaining cash contained in the Cash Collateral Account shall be paid to the Agent and any surplus after the indefeasible cash payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

    SECTION 2A.08. Tranche 2 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Agent, to terminate without premium of penalty, in whole or in part, the Tranche 2 Commitments, any partial termination to be in an amount not less than $1,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the Tranche 2 Commitments of the Tranche 2 Banks; provided that the Tranche 2 Commitments may not be reduced to an amount less than the sum of the Aggregate Outstanding, the amount of all Acceptance Reimbursement Obligations (other than in respect of Special Finance Bankers Acceptances), the face amount of all Letters of Credit then outstanding plus the amount of all LOC Reimbursement Obligations. The Agent shall give prompt notice to each Tranche 2 Bank of any such termination of Tranche 2 Commitments. Any termination of Tranche 2 Commitments pursuant to this Section 2A.08 may not be reinstated.

    SECTION 2A.09. Participation in Letters of Credit.

         (a) Grant and Acceptance of Participations in Letters of Credit. Upon the terms and subject to the conditions of this Agreement and effective immediately on date of issuance of a Letter of Credit, the Agent hereby grants to each Tranche 2 Bank, and each Tranche 2 Bank hereby accepts from the Agent, without representation or warranty, an undivided participation in and to each Letter of Credit and the Agent's obligations thereunder (a "Letter of Credit Participation") and, to the extent hereinafter provided, the Borrower's LOC Reimbursement Obligations with respect to each such Letter of Credit, equal to each Tranche 2 Bank's pro rata percentage of the face amount of each such Letter of Credit, based upon the Tranche 2 Commitments. The Agent shall give each Tranche 2 Bank notice of the issuance and amendment of each Letter of Credit on a weekly basis. Such notice shall specify the amount of such Letter of Credit and the maturity date thereof.

         (b) Failure to Pay a Letter of Credit: Rights and Obligations of the Agent and the Banks. The Agent shall, on the payment due date of the relevant Letter of Credit, give each Tranche 2 Bank notice (by telex or telecopier, or by telephone (confirmed in writing promptly thereafter)) of each failure by the Borrower to pay the Agent the related LOC Reimbursement Obligation on such date. Upon receipt of such notice from the Agent or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any LOC Reimbursement Obligation, each Tranche 2 Bank shall, forthwith, make such Bank's pro rata percentage of the amount of the unpaid or recaptured LOC Reimbursement Obligation available to the Agent before 3:00 p.m. (New York time) on the day such notice was given (where the relevant notice was given at or prior to 1:00 p.m.

(New York time) on any Business Day, and before 9:00 a.m. (New York time) on the next succeeding Business Day (where the relevant notice was given after 1:00 p.m. (New York time) on any Business Day); provided, however, that if the Agent receives reimbursement from the Borrower of any LOC Reimbursement Obligation after a Tranche 2 Bank has reimbursed the Agent its pro rata percentage of such LOC Reimbursement Obligation, the Agent shall forthwith pay to the Tranche 2 Banks which have made such reimbursement payment, to the extent and amount of such payment, its or their pro rata percentage of the amount of the LOC Reimbursement Obligation received from the Borrower. Each Tranche 2 Bank's obligation to make its pro rata percentage of the unpaid or recaptured LOC Reimbursement Obligation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Bank; (v) any termination or reduction of the Tranche 2 Commitments; or
(vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Agent shall be entitled to offset amounts received for the account of a Tranche 2 Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise).

         (c) Indemnification. The Tranche 2 Banks shall, to the extent of their respective pro rata percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Banks under this Section 2A.09 and all other parts of this Article 2A shall survive termination of this Agreement and of all other Loan Documents.

                       ARTICLE IIB. BANKERS ACCEPTANCES

    SECTION 2B.01. Acceptance Commitment.

         (a) Upon the terms and subject to the conditions hereof and upon receipt of a duly executed application for the creation of Acceptances substantially in the form of the Notice of Drawing attached hereto as Exhibit C (each, a "Notice of Drawing"), or upon the creation of an Acceptance, arising from a Letter of Credit providing for time drafts, to pay an LOC Reimbursement Obligation, the Agent agrees, from the Closing Date to the Maturity Date, to create Acceptances for the Borrower maturing on a Business Day not less than 30 days or more than 180 days after the creation thereof; provided, however, that at any time (i) the Aggregate Outstanding, the amount of all Acceptance Reimbursement Obligations (other than in respect of Special Finance Bankers Acceptances), the aggregate face amount of all Letters of Credit then outstanding plus the amount of all LOC Reimbursement Obligations may not exceed the Tranche 2 Commitment, (ii) the aggregate amount of Loans outstanding together with the aggregate amount of Special Finance Bankers Acceptances then outstanding plus all Acceptance Reimbursement Obligations with respect to any Special Finance Bankers Acceptances may not exceed the Tranche 1 Commitment and (iii) the maturity date of any such Acceptance may not be more than 120 days beyond the Maturity Date. The bankers acceptances identified on Schedule B hereto shall be deemed to be Acceptances issued by the Agent pursuant to the terms of this Article IIB.

         (b) During the term of this Agreement, the Borrower may request Acceptances in accordance with the provisions hereof and of the applicable Notice of Drawing.

         (c) Each Acceptance shall be created by the Agent's acceptance of Drafts drawn on it in accordance with the terms of this Agreement and the applicable Notice of Drawing. Each drawing of one or more Drafts (a "Drawing") may be deemed to be a "Special Finance Bankers Acceptance" in accordance with the Agent's customary practice, and shall be created by the Agent on behalf of the Tranche 1 Banks.

    SECTION 2B.02. Notice of Drawing. Whenever the Borrower desires to make a Drawing, it shall prior to 11:00 a.m. (New York time) on the proposed date of such requested Drawing (each a "Drawing Date") give the Agent notice by telephone or telecopier of the requested Drawing consisting of the information and certification set forth in the Notice of Drawing. Such notice shall be irrevocable and the Borrower shall promptly confirm any such telephonic notice by transmitting a Notice of Drawing to the Agent by telecopier. Upon the Agent's request, the Borrower shall provide such information concerning the underlying transaction as necessary to establish to the satisfaction of the Agent that the document created by the acceptance of such Draft or Drafts will qualify as an Acceptance as defined hereunder. The Borrower agrees that if any notice given by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

    SECTION 2B.03. Preparation of Drafts and Creation of Acceptances. On the Closing Date, the Borrower shall sign, blank-endorse on the back, and return to the Agent 25 blank drafts, in the form of Exhibit D hereto (each, a "Draft") to enable the Agent to create Acceptances in the manner specified in this Article 2B. The Borrower agrees to provide sufficient signed and blank-endorsed Drafts upon request of the Agent to effect the purposes of this Agreement. In addition, the Borrower hereby irrevocably designates and appoints the Agent, which may from time to time appoint any other bank or financial institution, as the Borrower's true and lawful attorney-in-fact, to execute and endorse drafts, in the form of Exhibit D hereto or such other form as may be acceptable to the Borrower and the Agent (each a "Draft"), in the name and on behalf of the Borrower as drawer. The Agent shall promptly notify the Borrower of each such designee appointed by the Agent to execute Drafts under the foregoing power of attorney. Such power of attorney may only be exercised by the Agent or its designee following the Agent's receipt of a Notice of Drawing, and in strict compliance with the information contained therein.

    The Borrower hereby authorizes the Agent or its designee to complete and endorse Drafts in face amounts determined by the Agent in respect of a requested Drawing in accordance with such information, which Draft shall be dated the Drawing Date and shall mature on the date specified in the relevant Notice of Drawing provided such date is a date permitted under Section 2B.01(a). Not later than 12:00 noon (New York time) on the proposed Drawing Date, the Agent shall, subject to the satisfaction of the applicable conditions set forth in Section 4.01, duly accept and discount such Draft at a price equal to the face amount thereof less the sum of (i) the bankers acceptance discount rate for such maturity then being generally quoted by the Agent (the "Discount Charge"), and (ii) the Applicable Spread multiplied by the face amount of each Draft (the "Acceptance Commission") (the Discount Charge and the Acceptance Commission being calculated on the face amount of each Draft so accepted for the actual number of days in the period from the date thereof to the date of its maturity and on the basis of a year of 360 days). Not later than 3:00 p.m. (New York time) on the Drawing Date, the Agent shall make the amount of the proceeds of the discount of each Draft so accepted and discounted available to the Borrower.

    Notwithstanding the foregoing, the Agent shall not be obligated to create or discount Acceptances hereunder if such Acceptance would not be eligible for discount at a Federal Reserve Bank under applicable rules or regulations, would not meet the requirements of paragraph 7 of Section 13 of the Federal Reserve Act, as amended, or any liability of the Agent that would arise from the creation of such Acceptance would constitute a deposit for which the Agent would be required to maintain reserves under Regulation D of the Federal Reserve Board as from time to time in effect. The Borrower acknowledges that the Agent's decision to accept and discount any Draft offered for acceptance and discount hereunder will be made in reliance upon the truth of the representations made by the Borrower in the related Notice of Drawing establishing the eligibility for discount of any such Acceptance. The Borrower will indemnify and save the Agent harmless from any loss or liability incurred by the Agent if any Acceptances are determined to be ineligible for discount or subject to reserves by reason of any misrepresentation made by the Borrower.

    Without limitation to the indemnification provisions contained herein, the Borrower hereby agrees that in the event any Draft accepted by the Agent pursuant to this Agreement does not, for any reason, comply at the time of its acceptance and discount with applicable regulations of the Board of Governors of the Federal Reserve System of the United States governing bankers acceptances and shall not be eligible under such regulations for purchase or discount by the Federal Reserve Bank, the Borrower shall, upon receipt of written notice from the Agent, forthwith pay to the Agent any additional reasonable costs incurred by the Agent (including, without limitation, a higher discount rate or any costs resulting from additional reserve requirements) in connection with such Draft on account of such noncompliance or ineligibility.

    SECTION 2B.04. Acceptance Obligation of the Borrower. The Borrower hereby unconditionally agrees to pay to the Agent in immediately available funds the face amount of each Draft as to which an Acceptance was created by the Agent on the maturity date thereof (except as extended in accordance with the provisions of a Notice of Drawing), or on such earlier date as may be required pursuant to the provisions of this Agreement (such repayment obligation being an "Acceptance Reimbursement Obligation"). Each Acceptance Reimbursement Obligation owing to a Tranche 1 Bank shall automatically be converted into, and shall be deemed to have been paid with the proceeds of a Base Rate Loan on the date such Acceptance Reimbursement Obligation arises, whether or not an Event of Default or Default then exists or would be caused thereby, which Base Rate Loan shall be subject to the prepayment provisions of this Agreement; provided, however, that upon the occurrence of an Event of Default the Agent may require by a notice to the Borrower immediate payment to the Cash Collateral Account of the amount of the Acceptance Reimbursement Obligation which would then exist if all outstanding Acceptances had reached maturity at that time. Any Acceptance Reimbursement Obligation which is not paid when due, extended in accordance with the provisions of a Notice of Drawing or converted into a Base Rate Loan in accordance with the terms hereof shall bear interest, payable on demand, for each day on which said Acceptance Reimbursement Obligation remains unpaid, at a rate per annum equal to the Base Rate plus 3%. Amounts not paid to the Cash Collateral Account when due and payable shall bear interest at the default rate stated in Section 2.07 hereof. The Borrower's obligation to reimburse the Tranche 1 Banks or the Tranche 2 Banks, as the case may be, in accordance with the terms hereof for all payments made by such Banks under each Acceptance and to pay interest on the unpaid amount of each Acceptance

Reimbursement Obligation shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be terminated for any reason whatsoever.

    SECTION 2B.05. Prepayment. Acceptances may not be prepaid.

    SECTION 2B.06. Participation in Acceptances.

         (a) Grant and Acceptance of Participations in Acceptances. Upon the terms and subject to the conditions of this Agreement and effective immediately on the applicable Draft Date, the Agent hereby grants to each Tranche 2 Bank, and each Tranche 2 Bank hereby accepts from the Agent, without representation or warranty, an undivided participation in and to each Acceptance (other than Special Finance Bankers Acceptances) and the Agent's obligations thereunder (an "Acceptance Participation") and, to the extent hereinafter provided, the Borrower's Acceptance Obligations with respect to each such Acceptance, equal to each Tranche 2 Bank's pro rata percentage of the face amount of each such Acceptance, based upon the Tranche 2 Commitments. Upon the terms and subject to the conditions of this Agreement and effective immediately on the applicable Draft Date, the Agent hereby grants to each Tranche 1 Bank, and each Tranche 1 Bank hereby accepts from the Agent, without representation or warranty, an Acceptance Participation in and to each Special Finance Bankers Acceptances and the Agent's obligations thereunder and, to the extent hereinafter provided, the Borrower's Acceptance Obligations with respect to each such Special Finance Bankers Acceptance, equal to each Tranche 1 Bank's pro rata percentage of the face amount of each such Special Finance Bankers Acceptance, based upon the Tranche 1 Commitments. The Agent shall give each Tranche 1 Bank or Tranche 2 Bank, as the case may be, prompt notice of the creation of each Acceptance in the form of a notice of creation of Acceptance substantially in the form of Exhibit E hereto. Such notice shall specify the face amount of such Acceptance and the maturity date thereof.

         (b) Failure to Pay an Acceptance: Rights and Obligations of the Agent and the Banks. The Agent shall, on the maturity date of the relevant Acceptance, give each Tranche 1 Bank or Tranche 2 Bank, as the case may be, notice (by telex or telecopier, or by telephone (confirmed in writing promptly thereafter)) of each failure by the Borrower to pay the Agent the related Acceptance Obligation on such date. Upon receipt of such notice from the Agent or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Acceptance Obligation, each Tranche 1 Bank or Tranche 2 Bank, as the case may be, shall, forthwith, make such Bank's pro rata percentage of the amount of the unpaid or recaptured Acceptance Obligation available to the Agent before 3:00 p.m. (New York time) on the day such notice was given (where the relevant notice was given at or prior to 1:00 p.m. (New York time) on any Business Day, and before 9:00 a.m. (New York time) on the next succeeding Business Day (where the relevant notice was given after 1:00 p.m. (New York time) on any Business Day); provided, however, that if the Agent receives reimbursement from the Borrower of any Acceptance Obligation after a Tranche 2 Bank has reimbursed the Agent its pro rata percentage of such Acceptance Obligation, the Agent shall forthwith pay to the Tranche 2 Banks which have made such reimbursement payment, to the extent and amount of such payment, its or their pro rata percentage of the amount of the Acceptance Obligation received from the Borrower. Each Tranche 1 Bank's or Tranche 2 Bank's, as the case may be, obligation to make its pro rata percentage of the unpaid or recaptured Acceptance Obligation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Bank; (v) any termination or reduction of the Tranche 1 Commitments or Tranche 2 Commitments, as the case may be; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Agent shall be entitled to offset amounts received for the account of a Tranche 1 Bank or Tranche 2 Bank, as the case may be, under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise).

         (c) Indemnification. The Tranche 1 Banks or Tranche 2 Banks, as the case may be, shall, to the extent of their respective pro rata percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Draft or Acceptance. The obligations of the Banks under this Section 2B.06 and all other parts of this Article 2B shall survive termination of this Agreement and of all other Loan Documents.

    SECTION 2B.07. Default Rate. Subject to the provisions of Section 10.09, if any payment of principal or interest (to the extent permitted by law) on any Acceptance or any other amount becoming due hereunder or under the other Loan Document is not made when due (whether by acceleration or otherwise), such overdue amount shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such overdue amount was due until paid in full, payable on demand, at a rate per annum equal to the sum of three percent (3%) plus the Base Rate from time to time in effect.

    SECTION 2B.08. Tranche 2 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Agent, to terminate without premium of penalty, in whole or in part, the Tranche 2 Commitments, any partial termination to be in an amount not less than $1,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the Tranche 2 Commitments of the Tranche 2 Banks; provided that the Commitments may not be reduced to an amount less than the sum of the Aggregate Outstanding, the amount of all Acceptance Reimbursement Obligations (other than in respect of Special Finance Bankers Acceptances), the face amount of all Letters of Credit then outstanding plus the amount of all LOC Reimbursement Obligations. The Agent shall give prompt notice to each Tranche 2 Bank of any such termination of Tranche 2 Commitments. Any termination of Tranche 2 Commitments pursuant to this Section 2B.08 may not be reinstated.


                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

    The Borrower and the Guarantors hereby jointly and severally represent and warrant to each of the Banks that:

    SECTION 3.01. Organization; Corporate Powers, etc. The Borrower and its Subsidiaries are all corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as now conducted and are qualified to do business in every jurisdiction wherein such qualification is required for the present conduct of their respective businesses and where failure so to be qualified would have a material and adverse affect upon the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or such Subsidiary. The Borrower and the Guarantors have the corporate power to (i) execute and deliver this Agreement and, in the case of the Borrower, the other Loan Documents, (ii) in the case of the Borrower, borrow hereunder and (iii) perform all of their respective obligations under each of the Loan Documents.

    SECTION 3.02. Authorization, etc. The execution and delivery of this Agreement and, in the case of the Borrower, the execution and delivery of each of the other Loan Documents and the borrowings hereunder, and the performance by the Borrower and the Guarantors of all of their respective obligations under each of the Loan Documents (a) have been duly authorized by all requisite corporate (and, if required, stockholder) action, (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or any order of any Governmental Authority, (B) the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries, or any of their respective properties or assets, are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any of its Subsidiaries and (c) will not require any registration with, consent or approval of or other action by any Governmental Authority or any other Person.

    SECTION 3.03. Financial Condition. The Borrower has heretofore furnished to the Banks the consolidated balance sheets and statements of income and consolidated statements of changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal years ended February 25, 1995 and February 24, 1996, audited by Coopers & Lybrand, LLP. Such financial statements have been prepared in accordance with GAAP and are true, complete and correct and present fairly the financial condition and results of operations of the Borrower and its Subsidiaries, on the bases therein stated, as of the dates thereof.

    SECTION 3.04. Adverse Change. There has been no material adverse change in the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries since February 24, 1996.

    SECTION 3.05. Title to Properties. The Borrower and its Subsidiaries have good and marketable title to all of their respective properties and assets reflected on the balance sheet as of February 24, 1996, referred to in Section 3.03, except for such properties and assets as have been disposed of since such date as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances, except as disclosed in the financial statements referred to in Section 3.03 or permitted by Section 6.01.

    SECTION 3.06. Litigation. (a) Except as set forth in Schedule 3.06, there is no action, suit or proceeding (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower or any Guarantor, threatened, against or affecting the

Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries or involving any Loan Document or the transactions contemplated thereby, which materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries or the ability of the Borrower or any of its Subsidiaries to carry on business substantially as now conducted or to consummate the transactions contemplated by the Loan Documents.

         (b) None of the Borrower or any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a material and adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries.

    SECTION 3.07. Payment of Taxes. Each of the Borrower and its Subsidiaries have filed or caused to be filed all Federal income tax returns and all other tax returns required to be filed by them and have paid or caused to be paid all taxes shown on such returns or on any assessments received by them, to the extent that such taxes have become due after giving effect to any extensions, except taxes that are being contested in good faith by appropriate proceedings. The Borrower and its Subsidiaries have set up adequate reserves on the books of the Borrower and its Subsidiaries in accordance with GAAP for all Federal, state and local tax liabilities.

    SECTION 3.08. Employee Benefit Plans. Each of the Borrower, its Subsidiaries and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, except as any such noncompliance does not materially and adversely affect the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries. No Reportable Event has occurred as to which the Borrower, its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan of the Borrower, its Subsidiaries or any of their ERISA Affiliates (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan. None of the Borrower, its Subsidiaries or any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to result in a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries. None of the Borrower, its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where, in any such case, such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries.

    SECTION 3.09. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans, Letters of Credit or Acceptances hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

    SECTION 3.10. Investment Company Act. Neither the Borrower nor any of the Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 3.11. Use of Proceeds. Proceeds of the Loans will be used only for the purposes referred to in the preamble hereto.

    SECTION 3.12. Subsidiaries. As of the date hereof, the Borrower and the Guarantors have no Subsidiaries other than those disclosed in Schedule 3.12. The Borrower owns 100% of the capital stock of each of the Guarantors.

    SECTION 3.13. Compliance with Laws; Environmental and Safety Matters. Except as set forth in Schedule 3.13, the Borrower and each of the Guarantors have complied in all material respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations, including without limitation those relating to environmental pollution or to environmental regulation or control or to employee health or safety (including any relating to asbestos and hazardous wastes). Except as set forth in Schedule 3.13, neither the Borrower nor any Guarantor has received notice of any material failure so to comply. Except as set forth in
Schedule 3.13, the Borrower's and the Guarantors' facilities do not manage or contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive

Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.13, the Borrower and the Guarantors are aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Borrower or any of its Subsidiaries.

    SECTION 3.14. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished in writing by the Borrower or any Guarantor to the Agent or any Bank in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to-make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

    SECTION 3.15. Enforceability. This Agreement has been duly executed and delivered by the Borrower and the Guarantors and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower and the Guarantors, as applicable, enforceable against each of them in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and
(ii) equitable principles of general applicability.


                       ARTICLE IV. CONDITIONS OF LENDING

    The obligations of the Banks to make Loans, issue Letters of Credit and create Acceptances hereunder are subject to satisfaction of the following conditions:

    SECTION 4.01. All Borrowings. On the date of each Borrowing (including each Borrowing in which Loans are refinanced with new Loans as contemplated in
Section 2.02(e)), each issuance of Letters of Credit and each creation of an
Acceptance:

         (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03, request for an issuance of a Letter of Credit in accordance with Section 2A.01, and/or duly executed Application in accordance with Section 2B.01, as the case may be.

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Borrowing, issuance of Letter of Credit or creation of Acceptance, the Borrower and the Guarantors shall be in compliance with all of the terms and provisions set forth herein on its part to be observed or performed and no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         (d) On the date of each Borrowing (but not on the date of each issuance of Letters of Credit or creation of Acceptances, the Borrower and the Guarantors shall each have delivered to each Bank a certificate in the form of Exhibit F hereto, dated such date and signed by a Financial Officer of the Borrower or the Guarantor, respectively, confirming compliance with the conditions precedent set forth in paragraphs (b) and
    (c) of this Section 4.01.

    SECTION 4.02. First Borrowing. On the Closing Date:

         (a) This Agreement shall have been duly executed by all of the parties hereto (other than the Banks);

         (b) Each Bank shall have received a duly executed Tranche 1 Note complying with the provisions of Section 2.04.

         (c) The Agent shall have received the written opinion of Salon, Marrow & Dyckman, LLP, special counsel to the Borrower and the Guarantors, dated the Closing Date, addressed to the Banks and satisfactory to Pryor, Cashman, Sherman & Flynn, counsel for the Agent, in the form attached hereto as Exhibit G.

         (d) All legal matters incident to the Loans being made on the Closing Date shall be satisfactory to Pryor, Cashman, Sherman & Flynn, counsel for the Agent.

         (e) The Agent shall have received evidence, satisfactory to the Agent, of the maintenance by the Borrower and the Guarantors of the insurance required by Section 5.01(b).

         (f) The Agent shall have received evidence, satisfactory to the Agent and to Pryor, Cashman, Sherman & Flynn, counsel for the Agent, that the Borrower and its Subsidiaries shall have complied in all material respects with all applicable laws, regulations, ordinances, rules and orders of any

Governmental Authority, including without limitation all environmental laws, regulations, ordinances, rules and orders.

         (g) The Borrower shall have executed such documentation concerning environmental issues as the Agent may request, including indemnification agreements and other documents as shall be satisfactory to the Agent and to Pryor, Cashman, Sherman & Flynn, counsel for the Agent.

         (h) The Agent shall have received:

              (i) a copy of the Borrower's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware;

              (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing and charter documents of the Borrower on file in the office of such Secretary of State;

              (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder and that such resolutions are in full force and effect, (C) that the Certificate of Incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (ii) above and (D) the incumbency and specimen signature of each officer of the Borrower executing any Loan Document or any other document delivered in connection herewith or therewith and a certification by another officer of the Borrower as to the incumbency and signature of the Secretary or an Assistant Secretary of the Borrower;

              (iv) with respect to each Guarantor, a copy of such Guarantor's Certificate of Incorporation, certified by the Secretary of State of Virginia, Delaware or New York, as the case may be;

              (v) with respect to each Guarantor, a certificate of such Secretary of State, dated as of a recent date, as to the good standing and charter documents of such Guarantor on file in the office of such Secretary of State;

              (vi) with respect to each Guarantor, a certificate of the Secretary or an Assistant Secretary of such Guarantor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-Laws of such Guarantor as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Guarantor and by the Executive Committee of such Board authorizing the execution, delivery and performance of this Agreement, (C) that the Certificate of Incorporation of such Guarantor has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (v) above and (D) the incumbency and specimen signature of each officer of such Guarantor executing this Agreement or any other document delivered in connection herewith or therewith and a certification by any other officer of such Guarantor as to the incumbency and signature of the Secretary or an Assistant Secretary of such Guarantor; and

              (vii) such other documents as the Banks or Pryor, Cashman, Sherman & Flynn, counsel to the Agent, may reasonably request;

         (i) Each of the Company's revolving credit agreement with Crestar Bank and the Company's line of credit agreement with Chemical Bank shall have been terminated on or prior to the Closing Date; and

         (j) The Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date.


                       ARTICLE V. AFFIRMATIVE COVENANTS

    The Borrower and each Guarantor covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or any amount due under this Agreement or any other Loan Document shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

    SECTION 5.01. Corporate Existence, etc.

         (a) (i) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, licenses, permits and franchises; (ii) operate its business in a proper and efficient manner and substantially as presently operated; and (iii) at all times maintain, preserve and protect all franchises, trade names and property used or useful in the conduct of its business and keep all such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, replacements and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.01(a) shall (1) require the Borrower or any Guarantor to preserve or keep in effect any right, license, permit or franchise which is not material to the conduct of the business of the Borrower or any of its Subsidiaries, (2) prevent a consolidation or merger involving the Borrower or any Guarantor which is not prohibited by the provisions of Section 6.03 hereof or (3) prevent the Borrower or any Guarantor from selling, abandoning or otherwise disposing of any property or asset if such sale, abandonment or other disposition is not prohibited by the provisions of Section 6.03 hereof; and

         (b) (i) keep its insurable properties adequately insured at all times by financially sound and reputable insurers (which shall be deemed to include any insurer rated A or better by AM Best's Key Rating Guide or successor guide); (ii) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as shall be customary among companies engaged in the same or similar businesses and similarly situated; and (iii) maintain in full force and effect public liability insurance for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amounts as shall be customary among companies engaged in the same or similar businesses and similarly situated and maintain such other insurance as may be required by law or as may be reasonably requested by the Banks.

    SECTION 5.02. Payment of Indebtedness, Taxes, etc. (a) Pay all Indebtedness and obligations promptly in accordance with normal terms and (b) promptly pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, before the same shall become in default, as well as all lawful claims for labor or materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that none of the Borrower nor any of the Guarantors shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Guarantor, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

    SECTION 5.03. Notice of Litigation, etc. Give the Agent prompt notice in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority, or any investigation or audit by any Governmental Authority, which materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries, or which adversely affects the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or the Notes.

    SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Agent:

         (a) within 95 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, and containing consolidated balance sheets and statements of income and consolidated statements of changes in stockholder's equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as at the close of such year and the results of operations during such year (and setting forth comparative information for the preceding fiscal year), all audited by Coopers & Lybrand LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Banks and accompanied by a report of such accountants;

         (b) within 50 days after the end of each of the first three quarters in each fiscal year of the Borrower, a copy of the Borrower's Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, and containing unaudited consolidated balance sheets and statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the results of operations for the then elapsed portion of such fiscal year (and setting forth comparative information for the corresponding quarter and period in the preceding fiscal year), accompanied by a certificate of the Financial Officer of the Borrower stating that such financial statements have been prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at the end of such quarter and their results of operations for the period then ended, in each case on the basis stated therein and subject to year-end audit adjustments;

         (c) with the statements furnished pursuant to paragraph (a) of this
    Section 5.04, a copy of any management letter, prepared by the independent public accountants referred to in such paragraph and delivered to the Borrower, commenting on accounting and control procedures; provided, however, that, if such management letter is not delivered by the independent public accountants at the time that the statements are furnished pursuant to paragraph (a) of this Section 5.04, then such management letter will be furnished to the Banks within ten (10) business days after receipt thereof by the Borrower;

         (d) with the statements furnished pursuant to paragraphs (a) and (b) of this Section 5.04, a certificate of the Financial Officer of the Borrower, (x) certifying that to the best of his knowledge no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default has occurred during the fiscal period covered by such statements, or, if such an Event of Default or event has occurred, specifying the nature, the extent and the duration thereof and
    (y) setting forth calculations (where applicable) which demonstrate compliance with Sections 6.01, 6.02, 6.06, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.15 herein as of the date of such financial statements, or, if such compliance has not been maintained, setting forth that an Event of Default has occurred and specifying the nature, extent and duration of such noncompliance;

         (e) promptly upon submission or distribution, as the case may be, copies of all material reports and other materials submitted by the Borrower or any of its Subsidiaries to any Governmental Authority or to the stockholders of the Borrower, except such reports or other materials that are prepared in the ordinary course of business and which would not involve circumstances reasonably likely to result in an action to be taken by any Governmental Authority materially adverse to the Borrower and its Subsidiaries taken as a whole; and

         (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or the Guarantors as the Agent may reasonably request; provided that any such information provided to the Agent shall be provided subject to the provisos contained in clauses (1) and (2) of Section 5.09.

    SECTION 5.05. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent (i) as soon as possible, and in any event within 30 days after any responsible officer of the Borrower, any Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the

PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any Guarantor or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

    SECTION 5.06. Compliance. At all times during the term of this Agreement, maintain compliance by the Borrower and each Guarantor with their loans, contracts, leases and other obligations and with applicable laws, regulations, ordinances, rules and orders of any Governmental Authority, including without limitation all environmental laws, regulations, ordinances, rules and orders, except such as are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set up on the books of the Borrower and its Subsidiaries and except for such noncompliance as will not, in any case or in the aggregate, have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries.

    SECTION 5.07. Notice of Defaults. Promptly notify the Agent of the occurrence of any event of which any Guarantor or the Borrower has knowledge which, alone or with lapse of time or notice or both, would constitute an Event of Default under this Agreement or an event of default under any other material agreement to which the Borrower or any Guarantor is a party.

    SECTION 5.08. Notice of Material Adverse Change. Promptly notify the Agent of any material adverse change in or relating to the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower or any of its Subsidiaries.

    SECTION 5.09. Inspection of Records and Properties. Allow the Banks to inspect, upon at least three day's notice, during normal business hours, the books of account or other records of the Borrower or any Guarantor, and properties of the Borrower or any Guarantor; provided that (1) any information obtained by a Bank pursuant to this Section
5.09 shall be requested and used solely for purposes relating to this Agreement and in connection with such Bank's holding of Notes and (2) any such information which shall have been designated as confidential by the Borrower or any Guarantor, as applicable, shall, except to the extent that such information otherwise shall have been made public, be held in confidence by such Bank. Notwithstanding the foregoing, a Bank may provide any such information, if requested or required to do so, to any Governmental Authority to whose jurisdiction such Bank may be subject and, in conjunction therewith, may provide such information to its counsel.

    SECTION 5.10. Additional Guarantors. Cause each Subsidiary which shall be created or acquired after the date hereof to become a party to this Agreement as a Guarantor.


                        ARTICLE VI. NEGATIVE COVENANTS

    The Borrower and each Guarantor covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or any amount due under this Agreement or any other Loan Document shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

    SECTION 6.01. Liens. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any of its property or assets (including, without limitation, stock of Subsidiaries), now owned or hereafter acquired by it, or assign or otherwise encumber any of its revenues, except:

         (a) liens for taxes or assessments and similar charges either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings, and as to which the Borrower or a Guarantor, as the case may be, shall have set aside on its books adequate reserves; provided, however, that any obligations giving rise to such lien shall be paid immediately upon the commencement of proceedings to foreclose said lien unless such proceedings shall have been stayed or adequate evidence of a surety bond satisfactory to the Banks shall have been delivered to the Banks;

         (b) liens incurred or deposits made in the ordinary course of business (i) under workmen's compensation, unemployment insurance and social security laws, (ii) to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, (iii) to secure statutory obligations or surety or appeal bonds, or (iv) to secure indemnity, performance or other similar bonds; provided, however, that any obligations giving rise to such lien shall be paid immediately upon the commencement of proceedings to foreclose said lien unless such proceedings shall have been stayed or adequate evidence of a surety bond satisfactory to the Banks shall have been delivered to the Banks;

         (c) liens imposed by law, such as carriers', warehousements or mechanics' liens incurred in good faith in the ordinary course of business with respect to obligations not yet due, and liens arising out of any judgment or award with respect to which an appeal or other proceedings for review are being prosecuted and with respect to which a stay of execution pending such appeal or proceedings, or an appropriate bond, has been secured;

         (d) minor encumbrances, easements, restrictions, liens and title defects with respect to real property owned by the Borrower or any Guarantor, or with respect to any such real property, encumbrances, easements, restrictions, liens and title defects against which appropriate title insurance is in effect;

         (e) liens arising under this Agreement or any other liens in favor of the Banks, if any;

         (f) mortgages, pledges, liens, charges and other encumbrances existing on the date hereof and disclosed in Schedule 6.01 hereto (provided that the indebtedness secured thereby is not extended, increased or renewed) and such other mortgages and other encumbrances which may be created in the ordinary course of the Borrower's or any Guarantor's business in conjunction with the purchase by the Borrower or such Guarantor of facilities related to its business; provided, however, that at no time shall the aggregate unpaid principal amount of the obligations secured by such other mortgages and such other encumbrances together with the purchase money security interests permitted in accordance with clause
    (g) below exceed $10,000,000 so long as this Agreement shall remain in effect or any amount due under this Agreement or any other Loan Document shall be unpaid;

         (g) purchase money security interests (arising by way of equipment lease, conditional sale agreement or other title retention agreement or otherwise) with respect to vehicles and equipment used in the ordinary course of business; provided that (1) each such security interest shall be confined solely to the property being acquired in connection therewith and the amount of such security interest shall not exceed 100% of the purchase price for such property, (2) the aggregate purchase price for the property secured by such security interest together with the aggregate unpaid principal amount of the obligations secured by the liens permitted in accordance with clause (f) above may not exceed $10,000,000 so long as this Agreement shall remain in effect or any amount due under this Agreement or any other Loan Document shall be unpaid and
    (3) the indebtedness secured thereby shall not be extended, increased or renewed;

         (h) mortgages, pledges, liens, charges and other encumbrances incurred or assumed as a result of the incurrence or assumption of indebtedness in connection with an acquisition permitted in accordance with Section 6.05(xiii); and

         (i) other liens (which do not secure indebtedness for borrowed money) not material in amount in the aggregate which do not materially affect the value or materially interfere with the use of any property of the Borrower or any Guarantor.

    SECTION 6.02. Guarantees. Guarantee, endorse, become surety for or otherwise in any way become or be responsible for the obligations of any other person, whether by agreement to purchase the indebtedness of any other person or by agreement for the furnishing of funds to any other person, directly or indirectly, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) or for the purpose of paying or discharging the indebtedness of any other person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered, except for (a) endorsements of negotiable instruments for deposit or collection in the ordinary course of business, (b) the guarantees of the Obligations by the Guarantors pursuant to
Article IX hereof, (c) guarantees existing on the date hereof and disclosed in
Schedule 6.02, which guarantees shall not be increased, extended or renewed,
(d) guarantees issued by corporations which become Subsidiaries after the date hereof; provided that such guarantees were in effect at the earlier of the date of acquisition or the time at which any such corporation became a Subsidiary and were not incurred in contemplation of any such event; and provided, further that such guarantees shall not be increased, extended or renewed, (e) future guarantees which constitute Indebtedness permitted under
Section 6.06; provided that such Indebtedness does not at any time exceed $10,000,000 in aggregate principal amount, (f) future guarantees which constitute Indebtedness which are assumed or incurred in connection with an acquisition permitted in accordance with Section 6.05(xiii); provided that such guarantees do not at any time exceed $5,000,000 in aggregate principal amount and (g) guarantees between the Borrower and its Subsidiaries or any Affiliate of the Borrower arising in the ordinary course of business.

    SECTION 6.03. Sale of Assets, Consolidation, Merger, etc. (a) Sell, lease, transfer or otherwise dispose of all or a substantial part of its properties or assets to any other person (except in the ordinary course of business) or enter into any sale-leaseback transaction; (b) sell, transfer, discount or otherwise dispose of in the aggregate any material amount of notes, accounts receivable or other rights to receive payment, with or without recourse (except in the ordinary course of business); (c) acquire all or substantially all of the assets of any other person or dissolve or merge into or consolidate with any other corporation (except as permitted under Section 6.05(xiii)); provided, however, that any Subsidiary of the Borrower may sell, lease, transfer or dispose of properties and assets (including any referred to in clause (b) above) to the Borrower.

    SECTION 6.04. Dividends, Stock Purchases, etc. Declare or pay any dividends (except dividends payable solely in shares of common stock of the Borrower) or make any distribution of cash or property or both to holders of shares of its capital stock of any class, or directly or indirectly redeem, purchase or otherwise acquire for any value any shares of its capital stock of any class; provided, however, that so long as, after giving effect thereto, no Event of Default shall have occurred and be continuing, the Borrower may pay cash dividends to its stockholders and shall be permitted to redeem any shares of its capital stock of any class. Notwithstanding the foregoing, any Subsidiary may pay dividends or make distributions to the Borrower or to any Subsidiary of the Borrower.

    SECTION 6.05. Investments. Make loans or advances or money, credit or property to others or purchase, acquire or otherwise make any direct or indirect investment in any Person or otherwise, other than (i) direct obligations of the Government of the United States of America or guaranteed by the Government of the United States of America or of any agency of the United States of America, in each case maturing not later than five years after the date acquired, (ii) dollar-denominated certificates of deposit issued by any domestic or foreign commercial bank rated A or better by Moody's or S&P, (iii) prime commercial paper rated A-1 or P-1 by Moody's or S&P or which are backed by letters of credit issued by any domestic or foreign commercial bank rated A or better by Moody's or S&P, (iv)

Eurodollar certificates of deposit and off-shore time deposits issued by any domestic or foreign commercial bank rated A or better by Moody's or S&P, (v) repurchase agreements collateralized by the Government of the United States of America or United States Government Agency securities, certificates and banker's acceptances or commercial paper, (vi) adjustable rate preferred stock rated A or better by Moody's or S&P, and having a reset period of no longer than 90 days, (vii) fixed rate obligations of corporations or Governmental Authorities rated A or better by Moody's or S&P, (viii) shares of open end or closed end regulated investment companies, 75% of whose assets are restricted to those classes of assets listed in clauses (i) - (vii) above, (ix) loans or advances to Affiliates (other than the Guarantors) in an aggregate amount not to exceed $1,000,000 at any time, (x) loans or advances to officers and/or employees of the Company or the Guarantors in an aggregate amount at any time not to exceed $1,000,000, (xi) the repurchase of capital stock in accordance with Section 6.04, (xii) transactions between the Borrower and the Guarantors in the ordinary course of business, (xiii) acquisitions of corporations or other persons in similar lines of business, including the retail or wholesale trade of goods, or distribution of goods, provided that no Default or Event of Default shall be in existence prior to such acquisition or shall occur as a result of such acquisition, and (xiv) cash dividends payable to the Borrower's stockholders as permitted in accordance with Section 6.04.

    SECTION 6.06. Indebtedness. Incur, create or permit to exist any Indebtedness or any obligations on account of deposits or advance or progress payments under contracts (other than obligations on account of deposits or advance or progress payments in the normal course of business) or evidenced by notes, bonds, debentures or similar obligations except:

         (a) Indebtedness represented by the Notes or any other indebtedness to the Banks;

         (b) other Indebtedness existing on the date hereof and disclosed in
    Schedule 6.06, but not any extensions, renewals or refinancings of such Indebtedness;

         (c) Indebtedness which is subordinated to the Notes on terms and conditions satisfactory to and with the prior written consent of the Banks;

         (d) Indebtedness which is secured by the liens referred to in Section 6.01(f) and 6.01(g) hereof and incurred in the normal course of business in connection with the purchase of equipment or fixed assets, in an aggregate amount, together with Indebtedness permitted in accordance with clause (f) below, not to exceed $10,000,000 so long as this Agreement shall remain in effect or any amount due under this Agreement or any other Loan Document shall be unpaid;

         (e) current trade accounts payable or accrued expenses, operating lease obligations, customer deposits and deferred liabilities other than for borrowed money, all incurred and continuing in the ordinary course of business, exclusive of trade accounts payable and operating lease obligations which remain unpaid for a period longer than six months after the same shall have become due and payable, unless they shall be contested in good faith and, where appropriate, by appropriate proceedings;

         (f) additional Indebtedness in a principal amount not to exceed the difference of (i) $10,000,000 and (ii) the amount of all Indebtedness which is secured by the liens referred to in Section 6.01(f) and 6.01(g) hereof and incurred in the normal course of business in connection with the purchase of equipment or fixed assets; and

         (g) Indebtedness (other than working capital financing of the acquired person) incurred or assumed in connection with an acquisition permitted in accordance with Section 6.05(xiii), provided that no Default or Event of Default shall be in existence prior to such acquisition or shall occur as a result of such acquisition.

    SECTION 6.07. Change in Fiscal Year. Change its fiscal year end from the last Saturday in February of each calendar year without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

    SECTION 6.08. Nature of Business. Engage in businesses materially different in nature from the business of retail or wholesale sale of goods as conducted by the Borrower and the Guarantors on the date hereof, other than as a result of an acquisition permitted in accordance with Section 6.05(xiii).

    SECTION 6.09. Regulations G, T, U and X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, or in violation of Regulation G, T, U or X.

    SECTION 6.10. Consolidated Capital Expenditures. Permit, during each of the fiscal years specified below, Consolidated Capital Expenditures to exceed in the aggregate the sum of (i) the maximum amount set forth below opposite such fiscal year, plus (ii) the actual amount of the maximum amount set forth below that was not expended for Consolidated Capital Expenditures during the immediately preceding fiscal year:

            Fiscal Year                         Maximum Amount
            -----------                         --------------
              1997                              $19,000,000
              1998                              $10,000,000
              1999                              $14,000,000
              2000                              $14,000,000
              each fiscal year thereafter       $ 5,000,000

    SECTION 6.11. Consolidated Net Income. Permit Consolidated Net Income to be less than zero for any fiscal year, calculated in accordance with GAAP.

    SECTION 6.12. Consolidated Working Capital. Permit the Consolidated Working Capital to be less than (a) $55,000,000 at the end of each fiscal year and at the end of the first quarter of each fiscal year, and (b) $45,000,000 at the end of the second and third quarters of each fiscal year.

    SECTION 6.13. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 6.0 as calculated at the end of each fiscal quarter.

    SECTION 6.14. Consolidated Tangible Net Worth Plus Subordinated Debt. At any time from and after the date hereof permit the sum of Consolidated Tangible Net Worth plus Subordinated Debt to be less than $100,000,000, which number shall be increased by $3,000,000 on the last day of the second fiscal quarter ended in August of each fiscal year of the Borrower, commencing with the quarter ended in August of 1997.

    SECTION 6.15. Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth. Permit the ratio of (i) Consolidated Total Unsubordinated Liabilities to (ii) the sum of (x) Consolidated Tangible Net Worth and (y) Subordinated Debt to be greater than (a) .4 (four-tenths of one percent) at the end of each fiscal year and at the end of the first quarter of each fiscal year, and (b) .6 (six-tenths of one percent) at the end of each of the second and third quarters of each fiscal year.

    SECTION 6.16. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any Affiliate, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the Guarantors may engage in any such transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that nothing in this Section
6.16 shall prohibit the dividend payments or other cash transfers expressly permitted under Section 6.04.


                        ARTICLE VII. EVENTS OF DEFAULT

    In case of the happening of any of the following events (collectively, "Events of Default"):

         (a) any representation or warranty made or deemed made by the Borrower or any Guarantor in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by the Borrower or any Guarantor in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of (i) any principal of any Loan, Letter of Credit or Acceptance when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) any interest on any Loan or in the payment of any Fee or any other amount payable hereunder, within five days after the date such interest, Fee or other payment shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the due observance or performance by the Borrower or any Guarantor of any covenant, condition or agreement contained in Article VI;

         (d) default shall be made in the due observance or performance by the Borrower or any Guarantor of any covenant, condition or agreement contained in any Loan Document (other than defaults specified in (b) or (c) above) and such default shall continue unremedied for a period of ten Business Days after notice thereof from the Agent or any Bank to the Borrower;

         (e) the Borrower or any Guarantor shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any borrowed money (but not including trade obligations incurred in the ordinary course of business, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in excess of $250,000, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Guarantor, or of a substantial part of the property or assets of the Borrower or any Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor, or for a substantial part of the property or assets of the Borrower or any Guarantor, or (iii) the winding-up or liquidation of the Borrower or any Guarantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (g) the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of the property or assets of the Borrower or any Guarantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (h) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower or any Guarantor or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Guarantor to enforce any such judgment; or

         (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, which Reportable Event or Reportable Events have not been cured to the satisfaction of the Agent in its sole discretion within 10 days of the occurrence of such Reportable Event or Reportable Events;

then, and in every such event (other than an event with respect to the Borrower or a Guarantor described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Banks, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans, Letters of Credit and Acceptances then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans, Letters of Credit and Acceptances so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or a Guarantor described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans, Letters of Credit and Acceptances then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                            ARTICLE VIII. THE AGENT

    In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Banks. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Agent to take such actions on behalf of such Bank or holder and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the

Banks all payments of principal of and interest on the Loans, Letters of Credit and Acceptances and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

    Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 10.04. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

    The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, including without limitation with respect to the enforcement of the Obligations of the Borrower and the collection of all amounts due and owing hereunder, unless it shall be requested in writing to do so by the Required Banks.

    Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $300,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    With respect to the Loans made by it hereunder and the Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

    Each Bank recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Banks. Each Bank understands that any such determination shall be made solely by the Agent based upon such factors (which may include, without limitation, the Agent's internal policies and prevailing market practices) as the Agent shall deem relevant and agrees that the Agent shall have no liability for the consequences of any such determination.

      Each Bank agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Tranche 1 Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

    Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                            ARTICLE IX. GUARANTEES

    Each Guarantor hereby unconditionally and irrevocably guarantees to the Banks and Agent, as primary obligor and not merely as surety, the due and punctual payment of the principal of and interest on the Notes, the Letters of Credit and the Acceptances, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and all other monetary obligations of the Borrower to the Banks and the Agent under the Loan Documents (collectively, the "Obligations"). Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations. The guaranty made hereunder is unconditional, is a continuing guaranty, and shall continue in full force and effect until indefeasible payment in full of the Obligations and all other amounts payable under this Agreement.

    Each Guarantor waives notice of acceptance of this Guarantee and also waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, as well as notice of protest for nonpayment and all other formalities. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any of the Banks and the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under this Agreement, the Notes or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement or instrument; (d) the release of any security held by or for the benefit of the Banks and the Agent for the performance of any of the Obligations; (e) the failure of any Bank to exercise any right or remedy against any other Guarantor of the Obligations; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of the Guarantor or which would otherwise operate as a discharge of the Guarantor as a matter of law.

    Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any of the Banks to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Banks in favor of the Borrower or any other person. The Banks and the Agent, in their sole discretion, shall have the right to proceed first and directly against any Guarantor.

    The Obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full as provided herein), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

    Each Guarantor further agrees that this guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment on any Obligation is rescinded or must otherwise be restored by any of the Banks or the Agent upon the bankruptcy or reorganization of the Borrower or otherwise.

    In furtherance of the foregoing and not in limitation of any other right which the Agent or any Bank may have at law or in equity against any Guarantor by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether by maturity, prepayment, acceleration or otherwise, each Guarantor hereby promises to, and will, upon


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receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent in cash the amount of such unpaid Obligations, and thereupon the Agent shall, in a reasonable manner, assign the amount of the Obligations owed to it and paid by such Guarantor pursuant to this guarantee to such Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Banks or the Agent and without any representation or warranty by the Banks or the Agent).

    Upon payment by a Guarantor of any sums to the Agent hereunder, all rights of such Guarantor against the Borrower arising as a result thereof shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations; provided, however, that, to the extent any right of subrogation which the Guarantor may have pursuant to this Agreement or otherwise would constitute the Guarantor a "creditor" of the Borrower within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended, or any comparable provision of any successor statute, the Guarantor hereby irrevocably waives such right of subrogation, reimbursement or contribution.


                           ARTICLE X. MISCELLANEOUS

    SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

         (a) if to the Borrower or any Guarantor, to it at 543 Main Street, New Rochelle, New York 10801, Attention of the Chief Financial Officer (Telecopy No. (914) 637-5768), with a copy to Salon, Marrow & Dyckman, LLP, 685 Third Avenue, 21st Floor, New York, New York 10017, Attention:
    Joel Salon, Esq. (Telecopy No. (212) 661-3339);

         (b) if to the Agent, to The Chase Manhattan Bank, 106 Corporate Park Drive, White Plains, New York 10604, Attention of Frank P. Micalizzi, Vice President (Telecopy No. (914) 993-7938), with a copy to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, Attention: H. Lawrence Remmel (Telecopy No. (212) 326-0806); and

         (c) if to a Bank, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Bank shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

    SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans, Letters of Credit and Acceptances, and the execution and delivery to the Banks of the Notes evidencing such Loans regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, Letter of Credit or Acceptance or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

    SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Bank and their respective successors and assigns, except that the Borrower and the Guarantors shall not have the right to assign their rights hereunder or any interest herein without the prior consent of all the Banks.

    SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Guarantors, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans, Letters of Credit and Acceptances at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of such Bank, the Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each


                                      70




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such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Bank, shall deliver to the Agent an administrative questionnaire in form and substance satisfactory to the Agent. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 10.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, Letters of Credit and Acceptances, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv)

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such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (d) The Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans, Letters of Credit and Acceptances owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Guarantors, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Guarantors and any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower, within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A or Exhibit A-1 hereto, as the case may be. Canceled Notes shall be returned to the Borrower.

         (f) Each Bank may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans, Letters of Credit and Acceptances owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12,
2.14 and 2.18 to the same extent as if they were Banks and (iv) the Borrower, the Guarantors, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower and the Guarantors relating to the Loans, Letters of Credit and Acceptances and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, Letters of Credit and Acceptances, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, Letters of Credit and Acceptances or changing or extending the Commitments).

         (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Guarantors furnished to such Bank by or on behalf of the Borrower or the Guarantors; provided that, prior to any such disclosure of information designated by the Borrower or the Guarantors as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

         (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

         (i) The Borrower and the Guarantors shall not assign or delegate any of its rights or duties hereunder.

    SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans, Letters of Credit and Acceptances made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Pryor, Cashman, Sherman & Flynn, counsel for the Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agent or any Bank. The Borrower further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

         (b) The Borrower agrees to indemnify the Agent, each Bank and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans, Letters of Credit and Acceptances or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (an "Indemnified Claim"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee, and provided, further that (A) the Borrower shall be entitled to participate in the defense of any such Indemnified Claim and, if the Borrower so chooses, to assume the defense, at the Borrower's expense, of any such Indemnified Claim with counsel selected by the Borrower (it being understood that any Indemnitee shall have the right to participate in such defense and employ counsel separate from the counsel employed by the Borrower, and that such counsel shall be at the expense of such

Indemnitee unless such Indemnitee shall have informed the Borrower in writing that such Indemnitee has concluded, following consultation with counsel for the Borrower and counsel for the Indemnitee, that there are legal defenses available to the Indemnitee that are in conflict with those available to the Borrower, in which case such counsel shall be at the expense of the Borrower) and (B) the Borrower shall have control and authority over the defense and settlement of any Indemnified Claim, it being understood that the Borrower will not, without the prior written consent of each affected Indemnitee (which consent will not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in respect of any pending or threatened Indemnified Claim (whether or not such Indemnitee is a party therein) if such settlement, compromise or consent would require any admission by or statement of the Borrower or such Indemnitee of any liability on the part of such Indemnitee or would be materially adverse in any respect to such Indemnitee.

         (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, Letters of Credit and Acceptances, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Bank. All amounts due under this Section 10.05 shall be payable on written demand therefor.

    SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

    SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Guarantors and the Required Banks (or, in the case of any waiver, amendment or modification of Section 6.03(a) that would permit the sale, lease, transfer or other disposal of all or substantially all of the property or assets of the Borrower and its consolidated Subsidiaries, the Banks); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, Letters of Credit and Acceptances, or waive or excuse any such payment or any part thereof, or modify the rate of interest on any Loan, Letters of Credit and Acceptances, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees of any Bank without the prior written consent of such Bank, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of "Required Banks", without the prior written consent of each Bank; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

    SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Note held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.

    SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

    SECTION 10.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

    SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

    SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

    SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower and the Guarantors hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the Guarantors or their properties in the courts of any jurisdiction.

         (b) The Borrower and the Guarantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court of United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    SECTION 10.16. Confidentiality. The Banks agree that they will not, and that they will not permit their respective officers, directors, employees, agents or auditors to, disclose to any other person any information furnished to them by the Borrower or any Guarantor and designated by the Borrower or any Guarantor in writing as confidential except (i) as required by law or legal process or requested by any Governmental Authority, (ii) such information as becomes or is generally available to the public other than as a result of a disclosure prohibited hereby, (iii) such information that is or becomes available to such disclosing person on a nonconfidential basis from a source not bound by this or another confidentiality agreement with the Borrower or any Guarantor, and (iv) as may be necessary for accountants' audits.

    SECTION 10.17. Effectiveness of Addition of Guarantors. Upon execution and delivery to the Agent or the Required Banks by a Subsidiary of an instrument of guarantee pursuant to Section 5.10, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named in as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the Borrower, Guarantors, the Agent and the Banks have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       LILLIAN VERNON CORPORATION


                                       By: /s/ Susan Cortazzo
                                          --------------------------------
                                          Name:  Susan Cortazzo
                                          Title: Secretary

                                       LILLIAN VERNON FULFILLMENT
                                       SERVICES, INC.


                                       By: /s/ Susan Cortazzo
                                          --------------------------------
                                          Name:  Susan Cortazzo
                                          Title: Secretary

                                       LVC RETAIL CORPORATION


                                       By: /s/ Susan Cortazzo
                                          --------------------------------
                                          Name:  Susan Cortazzo
                                          Title: Secretary

                                       LILLIAN VERNON INTERNATIONAL, LTD.


                                       By: /s/ Susan Cortazzo
                                          --------------------------------
                                          Name:  Susan Cortazzo
                                          Title: Secretary

                                       THE CHASE MANHATTAN BANK,
                                       individually and as Agent,


                                       By: /s/ Frank L. Micalizz
                                          --------------------------------
                                          Name:  Frank L. Micalizz
                                          Title: Vice President

                                       NATIONSBANK


                                       By: /s/ George R. Webb, Jr.
                                          --------------------------------
                                          Name:  George R. Webb, Jr.
                                          Title: Senior Vice President

                                   EXHIBIT A


                                   [FORM OF]

                                TRANCHE 1 NOTE


$                                                           New York, New York
 --------------                                                August 19, 1996



    FOR VALUE RECEIVED, the undersigned, LILLIAN VERNON CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on the Maturity Date, as defined in the Revolving Credit Agreement dated as of August 19, 1996 (the "Credit Agreement"), among the Borrower, Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks named therein and the Agent, the lesser of the principal sum of
Dollars ($             ) and the aggregate unpaid principal amount of all
Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

    The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

    The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

    This Note is one of the Tranche 1 Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                                       LILLIAN VERNON CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                              Loans and Payments


                                                      Unpaid      Name of
         Amount                      Payments        Principal     Person
        and Type     Maturity        --------         Balance      Making
Date    of Loan        Date     Principal  Interest   of Note     Notation
----    --------     --------   -------------------  ---------    --------

                                  EXHIBIT A-1


                                   [FORM OF]

                                TERM LOAN NOTE


$                                                           New York, New York
 --------------                                             ------------------


    FOR VALUE RECEIVED, the undersigned, LILLIAN VERNON CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on the Maturity Date, as defined in the Revolving Credit Agreement dated as of August 19, 1996 (the "Credit Agreement"), among the Borrower, Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks named therein and the Agent, the principal sum of
Dollars ($             ), in equal annual installments on March 1 during each
year and on the Term Loan Maturity Date, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

    The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

    The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

    This Note is one of the Term Loan Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                                       LILLIAN VERNON CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                              Loans and Payments


                                                      Unpaid      Name of
         Amount                      Payments        Principal     Person
        and Type     Maturity        --------         Balance      Making
Date    of Loan        Date     Principal  Interest   of Note     Notation
----    --------     --------   -------------------  ---------    --------

                                                                     EXHIBIT C


                          [FORM OF NOTICE OF DRAWING]

                               NOTICE OF DRAWING

TO:      THE CHASE MANHATTAN BANK, as Agent (the "Agent")

FROM:    LILLIAN VERNON CORPORATION (the "Borrower")

RE: Credit Agreement (the "Agreement") dated as of August 19, 1996 among the Borrower, Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks party thereto and the Agent


      This drawing represents:
                a Tranche 1 Special Finance Bankers Acceptance; or
            ---
                a Tranche 2 Bankers Acceptance.
            ---

      We hereby give you notice pursuant to Section 2B.02 of the Agreement of the Borrower's request that the Agent create Acceptance(s) on
                                        (the "Drawing Date") by accepting and
discounting in accordance with Article 2B of the Agreement our Draft(s) in the
aggregate face amount of $          payable      days after the Drawing Date.

      The Draft(s) to be accepted by the Agent shall be duly completed by the Agent in accordance with the information provided in this Notice of Drawing and otherwise in accordance with the provisions of Article 2B of the
Agreement:

      For Tranche 1 Special Finance Bankers Acceptances, we certify the following additional information:

      - Merchandise Description:
                                 -----------------------------------------
      - Bill of Lading Date:
                             ---------------------------------------------
      - Shipping From:
                       ---------------------------------------------------
      - Shipping To:
                     -----------------------------------------------------

      We hereby certify to you as follows:

      1. No other financing for the transaction underlying the Draft(s) is outstanding, the goods which are the subject of the transaction underlying the Draft(s) are free of any lien and are not being used as collateral for any other form of financing, and the transaction will produce payments to us exceeding the face amount of all drafts (including the Draft(s) which are the subject of this certificate) accepted by you arising out of said transaction.

      2. The transaction underlying the Draft has a remaining term of 180 days or less, and will be concluded no later than, and at approximately the same time as, the maturity date of the Draft.

      [3. IF DRAFT IS AN EXTENSION OF PRIOR DRAFT -- The Draft(s) is an
extension of the Draft(s) originally issued on [                  ], and the
aggregate term of the original Draft(s) and all extensions thereof is less than 180 days.]

      4. The acceptance requested complies with the applicable regulations of the Board of Governors of the Federal Reserve System of the United States governing bankers acceptances and shall be eligible under such regulations for rediscount by a Federal Reserve Bank.

      Proceeds of the Agent's discount of each Draft should be deposited in
our account #                maintained at The Chase Manhattan Bank, [New
York] Branch after deducting the Acceptance Commission and Discount Charge payable to you on account of the acceptance and discount of the Drafts in accordance with the provisions of the Agreement.

      We confirm that on the date hereof the applicable conditions precedent set forth in Article Four of the Agreement relating to, or to be satisfied by, the Borrower are satisfied as of the date hereof.

      Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.



                                       LILLIAN VERNON CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT D



                                [FORM OF DRAFT]

                                CUSTOMER DRAFT

                                                             No.
                                                                --------------
                                                             Date
                                                                 -------------
                                                             Location
                                                                     ---------
                                                             $
                                                              ----------------

    On                                          pay to the order of The Chase
Manhattan Bank                                               Dollars

                    Value Received and Charge to Account of


    To:  The Chase Manhattan Bank



                                       LILLIAN VERNON CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT E



                  [FORM OF NOTICE OF CREATION OF ACCEPTANCE]

To: The Banks named in the Credit Agreement dated as of August 19, 1996
    (the "Agreement") among Lillian Vernon Corporation (the "Borrower"), Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks party thereto and The Chase Manhattan Bank, as Agent

RE: Notice of Creation of one or more Acceptances


    In accordance with Section 2B.06 of the Agreement, we hereby notify you that:

    (a) Pursuant to, and in accordance with the provisions of, Article 2B of
the Agreement, on                (the "Drawing Date"), we created one or more
Acceptances in the aggregate face amount of $              for the account of
the Borrower maturing on                     ; and

    (b) On the Drawing Date, pursuant to, and in accordance with, the provisions of Section 2B.06 of the Agreement we granted to each of you, and each of you accepted from us, a participation in your respective pro rata percentage in the Agent's obligations in respect of said Acceptances.

    Attached hereto is a true and complete copy of the Notice of Drawing delivered by the Company relating to the above-referenced Acceptance.

    Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

Dated:
      -----------------------



                                       THE CHASE MANHATTAN BANK, Agent


                                       By:
                                          --------------------------------
                                               Authorized Signature

                                 EXHIBIT 2.03
                                 ------------
                          FORM OF NOTICE OF BORROWING


                                                         Date:        ,
                                                               -------  ----

The Chase Manhattan Bank
106 Corporate Park Drive
White Plains, New York 10604
Attention: Frank P. Micalizzi, Vice President


                        Re: Lillian Vernon Corporation
                            --------------------------

Gentlemen:

       Reference is made to the Revolving Credit Agreement dated as of August 19, 1996 among Lillian Vernon Corporation (the "Borrower"), Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation and Lillian Vernon International, Ltd., as Guarantors, the banks named therein, and each other lender which may hereafter execute and deliver an instrument of assignment and acceptance with respect to the Loans as defined in and under the Credit Agreement (each a "Bank", and collectively, the "Banks") and The Chase Manhattan Bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent") (said Revolving Credit Agreement, as it may be amended, modified, supplemented or restated from time to time, being the "Credit Agreement" and capitalized terms used herein but not otherwise defined herein being defined therein). The undersigned Borrower, hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that the Borrower hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Loan (the "Proposed Loan") as required by Section 2.03 of the Credit Agreement:

      (i)  The requested borrowing date of the Proposed Loan is
                 ;
-----------------

      (ii)  The aggregate amount of the Proposed Loan is

$                     ;
 ---------------------

      (iii) The Proposed Loan is to be a [Eurodollar Borrowing] [Fixed Rate Borrowing] [Base Rate Borrowing];

      (iv) Where the Proposed Loan is to be a Eurodollar Borrowing or Fixed Rate Borrowing, the Interest Period is equal to a [1-270 (Fixed Rate Borrowing only)], [30], [60], [90], [180] or [270] day period; and

      (v) The general purposes for which the proceeds of the Proposed Loan will be used are for the continued working capital requirements of the Borrower.

      The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

      (A) all of the representations and warranties contained in Article III of the Credit Agreement are true and correct as of the date hereof (except (i) to the extent that such representations and warranties relate to an earlier date or (ii) as are affected by transactions specifically contemplated by the Credit Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof;

      (B) no Event of Default or event, which upon notice or lapse of time or both, would constitute an Event of Default, exists as of the date hereof or will result from the Proposed Loan; and

      (C) the Borrower is in compliance with all of the terms and conditions of the Credit Agreement, the Notes and each other Related Document to which it is a party.


                                       Very truly yours,


                                       LILLIAN VERNON CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                            [Lillian Vernon Letterhead]


August 19, 1996


The Chase Manhattan Bank
Agent under Revolving Credit Agreement
White Plains, NY

Gentlemen:

For the quarter ending September 30, 1996, Lillian Vernon Corporation would like $10,000,000 available and $20,000,000 unavailable under Tranche I of the Revolving Credit Agreement, Letter of Credit and Banks Acceptance Facility.


Sincerely,

/s/ Robert S. Mednick
-------------------------
Robert S. Mednick
Chief Financial Officer

                          LILLIAN VERNON CORPORATION

                             OFFICER'S CERTIFICATE
                             ---------------------

   Pursuant to the terms of the Revolving Credit Agreement dated as of August , 1996 (the "Credit Agreement"), among Lillian Vernon Corporation (the
"Borrower"), Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation and Lillian Vernon International, Ltd. (collectively, the "Guarantors"), The Chase Manhattan Bank, as a Lender, the other banks and financial institutions from time to time parties thereto (collectively, the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), the undersigned officer of the Borrower hereby certifies, in his capacity as Chief Financial Officer of the Borrower, as set forth below. Terms used herein which are defined in the Agreement have the respective meanings specified in the Agreement.

   1. The representations and warranties of the Borrower and the Guarantors set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

   2. At the time of and immediately after giving effect to the Borrowing, issuance of Letter of Credit or creation of Acceptance requested on the date hereof, the Borrower and the Guarantors are in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed and no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing.

   IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of August, 1996.

                                          LILLIAN VERNON CORPORATION
                                          By: /s/ Robert S. Mednick
                                             -------------------------------
                                             Name: Robert S. Mednick
                                             Title: Chief Financial Officer

                                 SCHEDULE 2.01

                                  COMMITMENTS


                                   TRANCHE 1

TRANCHE 1                                                      TRANCHE 1
  BANK                                                     COMMITMENT AMOUNT
-------------------------------------------------------------------------------

THE CHASE
MANHATTAN BANK                                                $15,000,000

NATIONSBANK                                                   $15,000,000

                                                              -----------

TOTAL                                                         $30,000,000


                                   TRANCHE 2



TRANCHE 2                                                      TRANCHE 2
  BANK                                                     COMMITMENT AMOUNT
-------------------------------------------------------------------------------

THE CHASE
MANHATTAN BANK                                                $12,000,000

                                                              -----------

TOTAL                                                         $12,000,000

                                 Schedule 3.06


                                  Litigation
                                  ----------



None

                                 Schedule 3.12


                                 Subsidiaries
                                 ------------

Lillian Vernon International Ltd                    - (New York)

Lillian Vernon Fulfillment Services, Inc.           - (Virginia)

LVC Retail Corporation                              - (Delaware)

                                 Schedule 3.13


                             Environmental Matters
                             ---------------------




None

                                SCHEDULE 6.01
                                    LIENS

 SECURED PARTY                                                    COLLATERAL
-----------------------------------------  -------------------------------------------------------
Copy Data Group, Inc.                      Sharp SF7370 copier, Vend Accumulator Cabinet

Princeton Credit Corporation, Lessor       IBM 3174 --1L Controller; (4) 3103 Multiplexor
(Secured Party --Sterling National)        Adapters; Bank) 1046 Diskette Drive, and Equipment
                                           described in Schedule A-2 to Master Lease Agreement
                                           July 10, 1990.

Princeton Credit Corporation, Lessor       IBM feature 6040 Twinax Workstation Controller; IBM
(Secured Party --Farrington Bank)          feature 6110 Magnetic Storage Device Controller and
                                           Equipment described in Schedule A-4 to Master Lease
                                           Agreement July 10, 1990.

Princeton Credit Corporation, Lessor       IBM feature 6040 Twinax Workstation Controller and;
(Secured Party --Farrington Bank)          Equipment described in Schedule A-1 to Master Lease
                                           Agreement dated July 10, 1990.

Meistergram, Inc.                          Laser Engraving Machine Model, Model LS100, with LS
                                           2.1, Autofall, Windows Drive and fonts.

Princeton Credit Corporation, Lessor       Various E 80 Upgrades, IBM 5738, CB1, 5738-PC 1, 5738
(Assignee --The Financial Corporation      PT-1, 5738-PW-1, 5738-QUI, 5738-RGI, 5738-SS1, IBM
of Illinois)                               6040, and IBM 6110 and Equipment described in Schedule A-7 to Master Lease dated July 10, 1990.

Copy Data Group, Inc.                      Sharp SD 3075 duplicator; two SF9800 copiers; 386-25,
                                           Lap Top, Vend auditing systems; and S51 Sorter/Stapler.

Princeton Credit Corporation, Lessor       Various IBM 9406-320, 9309-002 7855-012 Models;
(Assignee The Financial Corporation        Processors and ancillary equipment and Equipment
of Illinois)                               described in Schedule A-9 to Master Lease dated July
                                           10, 1996.

Copelco Credit Corp.                       Konica 4291 copier; 20 bin sorter; Stand LCT; Konica
                                           7090 A Copier; 20 bin sorter; Hecon Key Counter System.

Meistergram                                Three Laser Engraving Systems; Model LS100 with LE 2.1
                                           Autofill, Windows driver and 60 fonts.

Atlantic Computer Systems, Inc., Lessor     IBM 9406-B-60-CPU and various ancillary computer
(Secured Party --First Fidelity             equipment as described in Equipment Schedule A-10
Bank NA, New Jersey)                        to Master Lease Agreement LV-01

Atlantic Computer Systems, Inc., Lessor     IBM 3990-2 Controller, IBM 3745-170 Controller,
(Secured Party --First Bank National        Various DASD, Tape and Terms, Controller Equipment
Association)                                as described in Equipment Schedule No. 8 to Master
                                            Lease Agreement dated December 24, 1987.

Atlantic Computer Systems, Inc., Lessor     IBM 3174-11L, 3192 -C-10 and IBM 3151-360 as
(Secured Party --First Bank National        described in Equipment Schedule No. A-9 to Master
Association)                                Lease Agreement dated December 24, 1987.

Atlantic Computer Systems, Inc., Lessor     IBM 3090-170S and various ancillary computer
(Secured Party --First Bank National        equipment as described in Equipment Schedule No. 7
Association)                                to Master Lease Agreement dated December 24, 1987.

Princeton Credit Corporation --Lessor       IBM 4234-002. Printer, and Four (4) IBM 3299-003
(Secured Party --Farrington Bank)           Multiplexers, as described in Equipment Schedule No.
                                            A-8 to Master Lease annexed dated July 10, 1990.

Princeton Credit Corporation --Lessor       Various Computer Equipment
(Secured Party --Farrington Bank,
Bankers Trust as Trustee and Assignee-
City of New Rochelle Industrial
Development Agency).

Sensomatic Electronics Corp.                Equipment

Bankers Trust Company                       Equipment, Signs, Furnishings, Appliances,
                                            Furniture, Fixtures, Machinery, After Acquired
                                            Property, Contract Rights (Secured Interest),
                                            Lease.

Princeton Credit Corporation --Lessor       Two (2) IBM 3900 --OW1 Advanced Function Printers
                                            and ancillary equipment as described Equipment
                                            Schedule No. A-10 to Master Lease Agreement dated
                                            July 10, 1990.

Princeton Credit Corporation --Lessor       Computer Printer Equipment as described in
                                            Equipment Schedule No. A-11 to Master Lease
                                            Agreement dated July 10, 1990.

                                 SCHEDULE 6.02

                                  GUARANTEES
                                  ----------

None

                         SCHEDULE 6.06 - INDEBTEDNESS


$6,000,000 - 10.09% Senior Promissory Notes - Due 1998 - Holders:

         Northwestern National Life Insurance Company;
         Farm Bureau Life Insurance Company of Michigan;
         FB Annuity Company; and
         Farm Bureau Mutual Insurance Company of Michigan

$6,700,000 - 10.0% Senior Promissory Notes - Due 1998 - Holders:

         Northern Life Insurance Company
         Commercial Union Life Company;
         Life Insurance Company of Georgia;
         and Texas Life Insurance Company.

$30,000 - Industrial Revenue Bond of the City of New Rochelle -
Industrial Development Agency, due October, 1997 -
Holder:

         Chemical Bank

                                TRANCHE 1 NOTE

$15,000,000

                                                            New York, New York
                                                               August 19, 1996

   FOR VALUE RECEIVED, the undersigned, LILLIAN VERNON CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of The Chase Manhattan Bank (the "Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on the Maturity Date, as defined in the Revolving Credit Agreement dated as of August 19, 1996 (the "Credit Agreement"), among the Borrower, Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks named therein and the Agent, the lesser of the principal sum of Fifteen Million Dollars ($15,000,000) and the aggregate unpaid principal amount of all Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

   The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

   The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

   All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

   This Note is one of the Tranche 1 Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                                          LILLIAN VERNON CORPORATION
                                          By: Susan Cortazzo
                                             -------------------------------
                                             Name: Susan Cortazzo
                                             Title: Secretary

                              LOANS AND PAYMENTS


                                                        UNPAID       NAME OF
                                    PAYMENTS            PRINCIPAL    PERSON
       AMOUNT AND   MATURITY  ---------------------     BALANCE      MAKING
DATE  TYPE OF LOAN    DATE    PRINCIPAL    INTEREST     OF NOTE      NOTATION
----  ------------  --------  ---------    --------     ---------    --------

                                TRANCHE 1 NOTE

$15,000,000

                                                            New York, New York
                                                               August 19, 1996

   FOR VALUE RECEIVED, the undersigned, LILLIAN VERNON CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NationsBank (the "Bank"), at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on the Maturity Date, as defined in the Revolving Credit Agreement dated as of August 19, 1996 (the "Credit Agreement"), among the Borrower, Lillian Vernon Fulfillment Services, Inc., LVC Retail Corporation, Lillian Vernon International, Ltd., the Banks named therein and the Agent, the lesser of the principal sum of Fifteen Million Dollars ($15,000,000) and the aggregate unpaid principal amount of all Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

   The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

   The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

   All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

   This Note is one of the Tranche 1 Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                                          LILLIAN VERNON CORPORATION
                                          By: Susan Cortazzo
                                             --------------------------------
                                             Name: Susan Cortazzo
                                             Title: Secretary

                              LOANS AND PAYMENTS


                                                        UNPAID       NAME OF
                                    PAYMENTS            PRINCIPAL    PERSON
       AMOUNT AND   MATURITY  ---------------------     BALANCE      MAKING
DATE  TYPE OF LOAN    DATE    PRINCIPAL    INTEREST     OF NOTE      NOTATION
----  ------------  --------  ---------    --------     ---------    --------

                  [SALON, MARROW & DYCKMAN, LLP LETTERHEAD]



                                               August 19, 1996




The Banks party to the
         Agreement referred to
         below and The Chase Manhattan Bank
         as Agent
c/o The Chase Manhattan Bank
106 Corporate Park Drive
White Plains, New York 10604

Ladies and Gentlemen:

         We have acted as special counsel to the Lillian Vernon Corporation, a Delaware corporation (the "Corporation"), Lillian Vernon Fulfillment Services, Inc., a Virginia corporation ("LFS"), LVC Retail Corporation, a Delaware corporation ("LVC"), and Lillian Vernon International Ltd., a New York corporation ("LVI Ltd.", and together with LVFS and LVC, the "Guarantors"), in connection with (i) their execution and delivery of a Revolving Credit Agreement dated as of August 19, 1996 (the "Agreement"), among the
Corporation, the Guarantors, the banks named therein (together, the "Banks") and The Chase Manhattan Bank, as agent (the "Agent") and (ii) the execution and delivery by the Corporation, pursuant to the Agreement, of the Notes, dated August 19, 1996. Terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Agreement.

         In so acting, we have examined the executed Notes and executed counterparts of each of the other Loan Documents and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Corporation and the Guarantors, certificates of public officials, certificates of corporate officers and other agreements and documents as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed. In such examination, we have assumed the

Banks Party to the Agreement
August 19, 1996
Page 2


genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon certificates of officers of the Corporation and the Guarantors.

         Based upon the foregoing, we are of the opinion that:

         1. Each of the Corporation and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with the corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

         2. The Corporation has the corporate power and authority to execute and deliver the Agreement and the Notes, to lender under the Agreement and to perform its obligations under the Agreement and the Notes, and such execution, delivery and performance (a) have been duly authorized by all requisite corporate (and, if required, shareholder) action on the part of the Corporation, (b) do not (i) violate (A) any provision of law, statute, rule or regulation, or any order of any Governmental Authority, (B) the certificate of incorporation or by-laws of the Corporation or (C) any provision of any indenture, agreement or other instrument known to us to which the Corporation is a party, or by which the Corporation, or any of its properties or assets, are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation and (D) will not require any registration with, consent or approval of or other action by any Governmental Authority or any other Person.

         3. The Agreement and the Notes have been duly executed and delivered by the Corporation and, assuming the due authorization, execution and delivery of the Agreement by the Banks and the Agent, constitute the legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles of general applicability.

         4. Each of the Guarantors has the corporate power and authority to execute and deliver the Agreement and to perform its obligations under the Agreement, and such execution, delivery and

Banks Party to the Agreement
August 19, 1996
Page 3


performance (a) have been duly authorized by all requisite corporate (and, if required, shareholder) action on the part of the Guarantors, (b) do not (i) violate (A) any provision of law, statute, rule or regulation, or any order of any Governmental Authority, (B) the certificate of incorporation or by-laws of any of the Guarantors or (C) any provision of any indenture, agreement or other instrument known to us to which any of the Guarantors is a party, or by which any of the Guarantors, or any of their respective properties or assets, are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Guarantors and
(d) will not require any registration with, consent or approval of or other action by any Governmental Authority or any other Person.

         5. The Agreement has been duly executed and delivered by the Guarantors, and assuming their due authorization, execution and delivery by the Banks and the Agent, as applicable, the Agreement constitutes the legal, valid and binding obligations of each Guarantor, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws (including fraudulent conveyances laws) affecting the enforcement of creditors' rights generally and (ii) equitable principles of general applicability.

         6. Except as set forth in Schedule 3.06 of the Agreement, to our knowledge, there is no action, suit or proceeding (whether or not purportedly on behalf of the Corporation or any of its Subsidiaries) at law or in equity or by or before any Governmental Authority now pending or, to our knowledge, threatened, against or affecting the Corporation or any of its Subsidiaries or any properties or rights of the Corporation or any of its Subsidiaries or involving any Loan Document or the transactions contemplated thereby, which materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, the business, assets, prospects, condition (financial or otherwise) or results of operations of the Corporation or any of its Subsidiaries or the ability of the Corporation or any of its Subsidiaries to carry on business substantially as now conducted or to consummate the transactions contemplated by the Loan Documents.

         7. To our knowledge, none of the Corporation or any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental

Banks Party to the Agreement
August 19, 1996
Page 4

Authority where such default could have a material and adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Corporation or any of its Subsidiaries.

         8. As of the date hereof, the Borrower and the Guarantors have no Subsidiaries other than those disclosed in Schedule 3.12. The Borrower owns 100% of the capital stock of each of the Guarantors.

                                              Very truly yours,